As filed with the Securities and Exchange Commission on January 28, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LINCARE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0331330
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

19387 US 19 North

Clearwater, FL 33764

(727) 530-7700

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Paul Gabos

Chief Financial Officer

Lincare Holdings Inc.

19387 US 19 North

Clearwater, FL 33764

(727) 530-7700

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with a copy to:

Deanna Kirkpatrick

John Brandow

Davis Polk & Wardwell

450 Lexington Avenue

New York, NY 10017

Tel: (212) 450-4000

Fax: (212) 450-3800

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
2.75% Convertible Senior Debentures due 2037—Series A	$275,000,000(1)	100%(2)	$275,000,000(1)	$10,807.50(3)
2.75% Convertible Senior Debentures due 2037—Series B	$275,000,000(1)	100%(2)	$275,000,000(1)	$10,807.50(3)
Common Stock, $.01 par value per share	16,359,255(4)	N/A	N/A	N/A(5)
Total	—	—	—	$21,615.00

(1)	Represents the aggregate principal amount of 2.75% Convertible Senior Debentures due 2037—Series A (the “Series A debentures”) and 2.75% Convertible Senior Debentures due 2037—Series B (the “Series B debentures and, together with the Series A debentures, the “debentures”) issued by Lincare Holdings Inc. in a private placement on October 31, 2007.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the “Securities Act”). Exclusive of accrued interest and distributions, if any.
(3)	Calculated in accordance with Rule 457(i) under the Securities Act.
(4)	The initial base conversion rate for each of the Series A debentures and the Series B debentures is 19.5044 shares of common stock per $1,000 principal amount of debentures, equivalent to an initial base conversion price of approximately $51.27 per share. If all debentures were converted at such base conversion rate, this would result in the issuance of 10,727,420 shares of common stock. However, if, upon conversion of a debenture, the volume weighted average price of the Registrant’s common stock over a specified reference period is greater than the applicable base conversion price, then the conversion rate used in determining the conversion value of such debenture will be increased pursuant to a formula set forth herein. In addition, if a holder elects to convert its debentures in connection with certain fundamental change transactions, the Registrant will pay, to the extent described herein, a make whole premium by increasing the base conversion rate applicable to such debentures. Nevertheless, the maximum conversion rate permitted pursuant to the terms of the debentures as described herein is 29.7441 shares of common stock per $1,000 principal amount of debentures, which, if all debentures were converted at that conversion rate, would result in the issuance of 16,359,255 shares of common stock.

In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act, the amount to be registered includes an indeterminate additional number of shares of common stock issuable upon conversion of the debentures as a result of stock splits, stock dividends and similar events.

(5)	No additional consideration will be received for the common stock issuable on conversion of the debentures and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.

PROSPECTUS

Lincare Holdings Inc.

2.75% Convertible Senior Debentures due 2037—Series A

2.75% Convertible Senior Debentures due 2037—Series B

The Offering:

We issued and sold $275,000,000 aggregate principal amount of our 2.75% Convertible Senior Debentures due 2037—Series A (the “Series A debentures”) and $275,000,000 aggregate principal amount of our 2.75% Senior Convertible Debentures due 2037—Series B (the “Series B debentures” and, together with the Series A debentures, the “debentures”) in a private placement in October 2007. The debentures pay interest on May 1 and November 1 of each year, beginning on May 1, 2008. The debentures will mature on November 1, 2037. The debentures are our unsecured and unsubordinated obligations and rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The selling securityholders identified in this prospectus will use this prospectus to resell their debentures and any shares of our common stock issuable upon conversion of their debentures as described in “Plan of Distribution” beginning on page 69 of this prospectus. We will not receive any proceeds from this offering.

Convertibility of Debentures:

Holders may convert their debentures only under the following circumstances: (1) if the closing sale price of our common stock reaches, or the trading price of the debentures falls below, specified thresholds, (2) if we call the debentures for redemption, (3) if specified distributions to holders of our common stock occur, (4) if a fundamental change occurs or (5) during the last month prior to the maturity date of the debentures. Upon conversion, a holder will receive, in respect of each debenture surrendered for conversion, (i) cash in an amount equal to the lesser of (a) $1,000 and (b) the conversion value, determined in the manner set forth in this prospectus, of such debenture and (ii) if the conversion value is greater than $1,000, cash or common stock or a combination of cash and common stock, at our election, with respect to such excess amount.

The initial base conversion rate for each of the Series A debentures and the Series B debentures is 19.5044 shares of common stock per $1,000 principal amount of debentures, equivalent to an initial base conversion price of approximately $51.27 per share. If, upon conversion of a debenture, the volume weighted average price of our common stock over a specified reference period is greater than the applicable base conversion price, then the conversion rate used in determining the conversion value of such debenture will be increased pursuant to the formula set forth in this prospectus. Additionally, if a holder elects to convert its debentures in connection with certain fundamental change transactions, we will pay, to the extent described in this prospectus, a make whole premium by increasing the base conversion rate applicable to such debentures.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “LNCR.” On January 25, 2008, the closing sale price of our common stock on the NASDAQ Global Select Market was $32.56 per share.

Contingent Interest:

We will pay contingent interest to holders of the debentures during any six-month period, as described in this prospectus, commencing after November 1, 2012 in the case of the Series A debentures and November 1, 2014 in the case of the Series B debentures, if the average market price of the debentures for a five trading day measurement period preceding the applicable six-month period equals 120% or more of the principal amount of the debentures. The contingent interest payable per debenture within any six-month period will equal an annual rate of 0.25% of the average market price of a debenture for the five trading day measuring period and will be payable on the regular interest payment date next succeeding the applicable five day measurement period. Pursuant to the indentures governing the debentures and by acceptance of a beneficial interest in a debenture, you will be deemed to have agreed to treat the debentures for U.S. federal income tax purposes as contingent payment debt instruments, as described under “Certain U.S. Federal Income Tax Considerations.”

Redemption of Debentures at Our Option:

We may redeem for cash all or a portion of the debentures at any time on or after November 1, 2012 in the case of the Series A debentures and November 1, 2014 in the case of the Series B debentures at a price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the date of redemption.

Purchase of Debentures by Us at the Option of the Holder:

On November 1, 2012, 2017, 2022, 2027 and 2032 in the case of the Series A debentures and on November 1, 2014, 2017, 2022, 2027 and 2032 in the case of the Series B debentures, holders have the right to require us to purchase for cash all or a portion of their debentures at a price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the date of purchase. In addition, if we experience a fundamental change, holders may require us to purchase for cash all or a portion of their debentures at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the fundamental change purchase date.

Since their issuance, the debentures have been eligible to trade in The PORTAL Market of the Financial Industry Regulatory Authority. However, upon their registration under the Securities Act, the debentures cease to be eligible for trading in PORTAL. We do not intend to list the debentures on any national securities exchange or to include them in any automated quotation system upon their registration.

Investing in the debentures involves risks that are described in the “ Risk Factors” section beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 28, 2008.

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No offers to sell these securities will be made in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference are accurate only as of the date of this prospectus or the respective document incorporated by reference, as the case may be. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes certain documents and other information and we refer you to those documents and information for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our company and the terms of the offering and the debentures, including the merits and risks involved.

i

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are forward-looking statements, and they can often be identified by the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “will” and similar expressions.

These forward-looking statements rely on assumptions, estimates and predictions that could be inaccurate and that are subject to risks and uncertainties, which could cause actual results to differ materially from the results anticipated by the forward-looking statements. The estimates relate, among other things, to reimbursement by government and third-party payors for our equipment and services, the costs associated with government regulation of the health care industry and the effects of competition and industry consolidation. Key factors that have an impact on our ability to attain these estimates include potential reductions in reimbursement rates by government and third-party payors, changes in reimbursement policies, demand for our equipment and services, the availability of appropriate acquisition candidates and our ability to successfully complete acquisitions, efficient operation of our existing and future operating facilities, regulation and/or regulatory action affecting us or our business, economic and competitive conditions and access to borrowed and/or equity capital on favorable terms. Important factors that may cause our actual results to differ materially from expectations reflected in our forward-looking statements also include those described in “Risk Factors.”

In making forward-looking statements, we have made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions we have used differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Any forward-looking statement in this prospectus speaks only as of the date of this prospectus. We are under no duty to, and do not intend to, update or revise any of the forward-looking statements after the date of this prospectus except as may be required by law.

ii

SUMMARY

The following summary provides an overview of selected information about us. This summary is qualified in its entirety by the more detailed information, including our consolidated financial statements and related notes thereto, included or incorporated by reference in this prospectus. You should carefully consider the entire prospectus, including the “Risk Factors” section, before making an investment decision. The terms “Lincare,” “we,” “our,” and “us,” as used in this prospectus, refer to Lincare Holdings Inc. and its subsidiaries, except where otherwise stated or where it is clear that the term means only Lincare Holdings Inc.

Our Company

We are one of the nation’s largest providers of oxygen and other respiratory therapy services to patients in the home. Our customers typically suffer from chronic obstructive pulmonary disease (“COPD”), such as emphysema, chronic bronchitis or asthma, and require supplemental oxygen or other respiratory therapy services in order to alleviate the symptoms and discomfort of respiratory dysfunction. As of September 30, 2007, we served nearly 700,000 customers in 47 states through 1,009 operating centers.

We estimate that the home respiratory market (including home oxygen equipment and respiratory therapy services) represents in excess of $5.0 billion in annual sales, with growth estimated at approximately 6% annually. This growth reflects the significant increase in the number of persons afflicted with COPD, which is largely attributable to the increasing proportion of the U.S. population over the age of 65 years. Growth in the home respiratory market is further driven by the continued trend toward treatment of patients in the home as a lower cost alternative to the acute care setting.

Our strategy is to increase our market share through internal growth and strategic business acquisitions. We achieve internal growth in existing geographic markets through the addition of new customers and referral sources to our network of local operating centers. In addition, we expand into new geographic markets on a selective basis, either through acquisitions or by opening new operating centers, when we believe such expansion will enhance our business. In 2007, we expanded our operations through organic growth in the number of our operating centers and in the number of customers served. In 2006, we supplemented our organic growth with the acquisition of 10 local and regional companies with operations in multiple states, which expanded our presence in states where we had existing locations.

Our revenue growth is dependent upon the overall growth rate of the home respiratory market, our ability to increase market share through effective marketing efforts and selective acquisitions and third-party payor payment and coverage trends affecting reimbursement for the products and services we provide. Continued cost containment efforts by government and private insurance reimbursement programs have created an increasingly competitive environment, accelerating consolidation trends within the home health care industry. In particular, recent legislation and legislative proposals have sought to make significant changes to the products and services covered, and the amounts reimbursed, by Medicare.

We will continue our focus on providing oxygen and other respiratory therapy services to patients in the home and to provide home medical equipment and other services where we believe such services will enhance our primary business. In 2006 and the first nine months of 2007, oxygen and other respiratory therapy services accounted for approximately 92% of our net revenues.

We were incorporated in Delaware in 1990. Our principal executive offices are located at 19387 US 19 North, Clearwater, Florida 33764. Our telephone number is 727-530-7700 and our website address is www.lincare.com. The information on our website does not form a part of this prospectus.

THE OFFERING

The following summary contains basic information about the debentures and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the debentures, please refer to the section of this prospectus entitled “Description of Debentures.” As used in this section of the prospectus and the section of the prospectus entitled “Description of Debentures,” references to “the company,” “issuer,” “Lincare,” “us,” “we,” and “our” refer only to Lincare Holdings Inc. and do not include any of our current or future subsidiaries.

Debentures offered	$275,000,000 aggregate principal amount of our 2.75% Convertible Senior Debentures due 2037—Series A (the “Series A debentures”) and $275,000,000 aggregate principal amount of our 2.75% Convertible Senior Debentures due 2037—Series B (the “Series B debentures”).

Maturity	Both series of debentures mature on November 1, 2037.

Regular Interest	2.75% per annum on the principal amount for both series of debentures, in each case payable semi-annually in arrears on May 1 and November 1 of each year, beginning May 1, 2008.

Contingent Interest	We will pay contingent interest to holders of the debentures during any six-month period from May 1 to October 31 and from November 1 to April 30, commencing after November 1, 2012 in the case of the Series A debentures and November 1, 2014 in the case of the Series B debentures, if the average market price of the debentures for a five trading day measurement period preceding the applicable six-month period equals 120% or more of the principal amount of the debentures.

The contingent interest payable per debenture within any six-month period will equal an annual rate of 0.25% of the average market price of a debenture for the five trading day measuring period and will be payable on the regular interest payment date next succeeding such five day measurement period.

Conversion Rights	Holders may convert their debentures at any time prior to the close of business on the business day preceding the maturity date, only upon the following circumstances:

•

during any fiscal quarter and only during such fiscal quarter, if the closing sale price of our common stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is more than 130% of the base conversion price per share (which base conversion price per share is equal to $1,000 divided by the applicable base conversion rate);

•	during the five business day period after any period of five consecutive trading days in which the trading price per $1,000 principal amount of debentures for each trading day of that period was less than 98% of the product of the closing sale price of our common stock on such day and the applicable daily conversion rate for such day;

•	if we call the debentures for redemption, at any time prior to the close of business on the business day prior to the redemption date;

•	if specified distributions to holders of our common stock are made;

•	if a fundamental change occurs; or

•	beginning on October 1, 2037 and ending at the close of business on the business day immediately preceding the maturity date.

Upon conversion, a holder will receive, in respect of each $1,000 principal amount of debentures surrendered for conversion:

•	cash in an amount equal to the lesser of (1) $1,000 and (2) the “conversion value” (as defined below), and

•

if the conversion value is greater than $1,000, a number of shares of our common stock equal to the sum of the “daily share amounts” (as defined below) for each of the 20 consecutive trading days in the applicable “conversion reference period” (as defined below), subject to our right to deliver cash in lieu of all or a portion of such shares, as described in “Description of Debentures—Conversion Rights—General”.

The “conversion value” means the average of the “daily conversion values” (as defined below) for each of the 20 consecutive trading days of the applicable “conversion reference period” (as defined below).

The “daily conversion value” means, with respect to any trading day, the product of (1) the applicable daily conversion rate (as defined below) and (2) the volume weighted average price of our common stock on such trading day.

The “conversion reference period” means:

•

for debentures that are converted during the one month period prior to the maturity date of the debentures, the 20 consecutive trading days beginning on the 22nd scheduled trading day prior to the maturity date, subject to any extension due to a market disruption event;

•	for debentures that are converted after we have specified a redemption date, the 20 consecutive trading days beginning on the third trading day following the redemption date; and

•	in all other instances, the 20 consecutive trading days beginning on the third trading day following the conversion date.

With respect to any trading day occurring prior to November 1, 2012 in the case of the Series A debentures and November 1, 2014 in the case of the Series B debentures, the “daily conversion rate” will mean:

•

if the volume weighted average price of our common stock is less than or equal to the base conversion price (as described below), then the daily conversion rate will be the base conversion rate (as described below), or if the volume weighted average price of our common stock is greater than the base conversion price (as described below), then the daily conversion rate will be determined in accordance with the following formula:

base conversion rate +	[	(volume weighted average price – the base conversion price)	x the incremental share factor	]
the volume weighted average price

With respect to any trading day occurring on or after November 1, 2012 in the case of the Series A debentures and November 1, 2014 in the case of the Series B debentures, the “daily conversion rate” will mean the average of the 20 daily conversion rates determined as set forth above for the 20 consecutive trading days ending immediately prior to November 1, 2012 in the case of the Series A debentures and November 1, 2014 in the case of the Series B debentures. From and after November 1, 2012 in the case of the Series A debentures and November 1, 2014 in the case of the Series B debentures, the daily conversion rate will be fixed, which we refer to as the “fixed conversion rate”, but will be subject to the same proportional adjustment as the base conversion rate.

Notwithstanding the foregoing, in no event will the daily conversion rate exceed 29.7441 shares of common stock per $1,000 principal amount of debentures for each of the Series A debentures and the Series B debentures, in each case subject to the same proportional adjustment as the base conversion rate in the manner set forth in paragraphs (i) through (iii) under “Description of Debentures—Conversion Rights—Base Conversion Rate Adjustments”, which we refer to as the “maximum conversion rate.”

The “daily share amount” means, for each trading day of the applicable conversion reference period, a number of shares (but in no event less than zero) determined by the following formula:

(volume weighted average price on such trading day x applicable daily conversion rate) – $1,000 __________________________________________________________________________________
volume weighted average price on such trading day x 20

The “volume weighted average price” of our common stock on any trading day means such price per share as displayed on Bloomberg (or any successor service) page LNCR.Q < equity > (or any equivalent successor page) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the volume weighted average price means the market value per share of our common stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by us.

The “base conversion rate” is 19.5044 shares of common stock per $1,000 principal amount of debentures for each of the Series A debentures and the Series B debentures, in each case subject to adjustment as described under “Description of Debentures—Conversion Rights—Base Conversion Rate Adjustments.”

The “base conversion price” is a dollar amount (initially $51.27 for each of the Series A debentures and the Series B debentures) in each case derived by dividing $1,000 principal amount by the base conversion rate for the applicable series of debentures, rounded to the nearest cent.

The “incremental share factor” is 16.5787 shares of common stock per $1,000 principal amount of the Series A debentures and 11.7026 shares of common stock per $1,000 principal amount of the Series B debentures, subject to the same proportional adjustment as the base conversion rate as described under “Description of Debentures—Conversion Rights—Base Conversion Rate Adjustments.”

Make Whole Premium	If a holder elects to convert its debentures in connection with certain transactions occurring on or prior to November 1, 2012 in the case of the Series A debentures and November 1, 2014 in the case of the Series B debentures that constitute a fundamental change, we will pay, as and to the extent described in this prospectus, a make whole premium on debentures converted in connection with such transactions by increasing the base conversion rate for the applicable series of debentures.

The amount of the increase in the applicable base conversion rate, if any, will be based on the price of our common stock paid, or deemed paid, in the transaction and the effective date of the fundamental change. A description of how the increase in the applicable base conversion rate will be determined and a table for each of the Series A debentures and the Series B debentures showing the increase that would apply at various common stock prices and fundamental change effective dates are set forth under “Description of Debentures—Determination of Make Whole Premium.”

Redemption of Debentures at Our Option

We may redeem for cash all or a portion of the debentures at any time on or after November 1, 2012 in the case of the Series A debentures and November 1, 2014 in the case of the Series B debentures at a price equal to 100% of the principal amount of the debentures to be redeemed, plus accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the redemption date. See “Description of Debentures—Redemption of Debentures at our Option.”

Purchase of Debentures by Us at the Option of Holder	Holders may require us to purchase all or a portion of their debentures on November 1, 2012, 2017, 2022, 2027 and 2032 in the case of the Series A debentures and on November 1, 2014, 2017, 2022, 2027 and 2032 in the case of the Series B debentures for cash at a price equal to 100% of the principal amount of the debentures to be purchased, plus accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the purchase date. See “Description of Debentures—Purchase of Debentures by Us at the Option of the Holder.”

Purchase of Debentures by Us for Cash at the Option of Holders Upon a Fundamental Change	Upon specified fundamental change events, holders will have the option to require us to purchase for cash all or a portion of their debentures at a price equal to 100% of the principal amount of the debentures to be purchased, plus accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the date of purchase. See “Description of Debentures—Purchase of Debentures by Us at the Option of Holders Upon a Fundamental Change.”

Ranking	The debentures are our unsecured and unsubordinated obligations and rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The debentures are subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Additionally, the debentures are effectively subordinated to the indebtedness and other liabilities of our subsidiaries.

As of September 30, 2007, on a pro forma basis after giving effect to the offering and the use of proceeds therefor, we would have had $908.2 million of consolidated indebtedness outstanding, $133.2 million of which would effectively rank senior to the debentures.

Sinking Fund	None.

Use of Proceeds	We will not receive any of the proceeds from the sale by the selling securityholders of the debentures or any shares of common stock issuable upon conversion of the debentures. See “Use of Proceeds.”

Registration Rights	We have filed a shelf registration statement, of which this prospectus forms a part, under the Securities Act, relating to the resale of the debentures and the shares of common stock issuable upon conversion of the debentures.

We will keep such shelf registration statement effective until the earlier of (i) the sale pursuant to the shelf registration statement of all of the debentures and/or the shares of common stock issuable upon conversion of the debentures, (ii) the expiration of the holding period applicable to such securities held by non-affiliates under Rule 144 under the Securities Act, or any successor provision, and (iii) October 31, 2009. We will be required to pay additional interest, subject to some limitations, to the holders of the debentures if we fail to comply with our obligations to keep the shelf registration statement effective as required. See “Description of Debentures—Registration Rights.”

DTC Eligibility	Each series of the debentures was issued in fully registered book-entry form and is represented by permanent global debentures without coupons. The global debentures were deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company (“DTC”) in New York, New York. Beneficial interests in the global debentures are shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, and your interest in the global debentures may not be exchanged for certificated debentures, except in limited circumstances described in this prospectus. See “Description of Debentures—Global Debentures; Book-Entry Form.”

Form and Denomination	The debentures were issued in minimum denominations of $1,000 and in any integral multiple of $1,000.

Trading	The debentures are not listed on any national securities exchange or included in any automated quotation system. Since their issuance, the debentures have been eligible to trade in The PORTAL Market. However, upon their registration under the Securities Act, the debentures cease to be eligible for trading in PORTAL. We do not intend to list the debentures on any national securities exchange or include them in any automated quotation system upon their registration. The market for the debentures is limited and we cannot assure you that an active or liquid market will develop for the debentures.

NASDAQ Trading Symbol for Common Stock	Our common stock is listed on the NASDAQ Global Select Market under the symbol “LNCR.”

U.S. Federal Income Tax Considerations

Under the indentures governing the debentures, we have agreed, and, by acceptance of a beneficial interest in a debenture, each holder will be deemed to have agreed, in the absence of an administrative pronouncement or judicial ruling to the contrary, to treat the debentures for U.S. federal income tax purposes as indebtedness that is subject to the Treasury regulations governing contingent payment debt instruments, which we refer to as the contingent debt regulations.

Pursuant to the contingent debt regulations, a U.S. Holder will generally be required to accrue interest income (subject to certain adjustments) at the “comparable yield” (as described in “Certain U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Interest Accruals on the Debentures”). We have determined that the comparable yield is a rate of 8.61% per annum, compounded semi-annually. A U.S. Holder (as defined in “Certain U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders”) will be required to include such interest (without regard to the actual amounts of interest paid on the debentures) in gross income as it accrues regardless of the holder’s method of tax accounting. The rate at which such interest will accrue for U.S. federal income tax purposes may exceed cash payments of interest.

A U.S. Holder also will recognize gain or loss on the sale, exchange, conversion, redemption or repurchase of a debenture in an amount equal to the difference between the amount realized, including the fair market value of any shares of our common stock received upon conversion, and the holder’s adjusted tax basis in the debenture. Any gain recognized by the holder on the sale, exchange, conversion, redemption or repurchase of a debenture generally will be ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss.

A holder may in certain situations be deemed to have received a distribution subject to U.S. federal income tax as a dividend in the event of a taxable dividend distribution to holders of our common stock or in certain other situations requiring a conversion rate adjustment. For Non-U.S. Holders (as defined in “Certain U.S. Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders”), this deemed distribution may be subject to U.S. federal withholding tax. See “Market for Our Common Stock and Dividends” and “Certain U.S. Federal Income Tax Considerations.”

Risk Factors	See “Risk Factors” beginning on page 9 of this prospectus and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the debentures.

RISK FACTORS

Any investment in our debentures or our common stock involves a high degree of risk. You should consider the risks described below carefully and all of the information contained in this prospectus before deciding whether to purchase our debentures or to convert the debentures into common stock. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations would suffer. In that event, the price of the debentures and our common stock could decline, and you may lose all or part of your investment in the debentures and our common stock. The risks discussed below also include forward looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements.”

Risks Related to the Debentures

The debentures are unsecured and, therefore, are effectively subordinated to any of our secured debt, and to the debt of our subsidiaries and any debt guaranteed by our subsidiaries.

The debentures are not secured by any of our assets or those of our subsidiaries. In addition, the debentures are not guaranteed by our subsidiaries. As a result, the debentures are effectively subordinated to our $390.0 million revolving bank credit facility, which is secured by a pledge of the stock of our wholly-owned subsidiaries and guaranteed by each of our wholly-owned subsidiaries. As of September 30, 2007, we had an outstanding balance of $128.0 million under our revolving bank credit facility. The debentures will also be effectively subordinated to any other secured debt that we may incur. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured debt will be entitled to be paid in full from our assets that secure their debt before such assets may be used to pay the holders of the debentures.

The debentures are also effectively subordinated to all existing and future liabilities of our subsidiaries and any of our indebtedness that is guaranteed by our subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. Our rights and the rights of our creditors, including the holders of the debentures, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization are subject to the prior claims of the subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary (including the lenders under our revolving bank credit facility), except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. However, even if we are a creditor of one of our subsidiaries, our claims would still be effectively subordinated to any security interests in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. As of September 30, 2007, our subsidiaries had liabilities of $311.0 million, excluding intercompany payables.

Lincare is a holding company and depends on cash flows from subsidiaries to meet its obligations.

Lincare is a holding company, and it conducts substantially all of its operations through its subsidiaries. Consequently it does not have any income from operations and does not expect to generate any significant income from operations in the future. As a result of this holding company structure, our ability to meet our debt service obligations, including our obligations under the debentures, substantially depends upon our subsidiaries’ cash flow and payment of funds to us by our subsidiaries as dividends, loans, advances or other payments.

Our subsidiaries are separate and distinct legal entities with no obligation to pay any amounts due pursuant to the debentures or to provide us with funds for Lincare’s payment obligations, whether by dividends, distributions, loans or other payments. In addition, the ability of these subsidiaries to make any dividend, distribution, loan or other payment to Lincare could be subject to statutory or contractual restrictions. Payments to Lincare by these subsidiaries will also be contingent on their earnings and their business considerations.

There are no restrictive covenants in the indentures for the debentures relating to our ability to incur future indebtedness or complete other transactions.

The indentures governing the debentures do not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness, transactions with affiliates, incurrence of liens or the issuance or repurchase of securities by us or any of our subsidiaries. We therefore may incur additional debt, including secured indebtedness that would be effectively senior to the debentures to the extent of the value of the assets securing such debt, or indebtedness at the subsidiary level to which the debentures would be structurally subordinated. We cannot assure you that we will be able to generate sufficient cash flow to pay the interest on our debt, including the debentures offered hereby, or that future working capital, borrowings or equity financing will be available to pay or refinance any such debt.

Fluctuations in the price of our common stock may prevent you from being able to convert the debentures and may impact the price of the debentures and make them more difficult to resell.

During the period prior to November 1, 2037, the ability of holders of the debentures to convert their debentures is conditioned on the closing sale price of our common stock reaching specified thresholds or the occurrence of specified events, such as a fundamental change. If the closing sale price threshold for conversion of the debentures as described under “Description of Debentures—Conversion Rights—Conversion Based on Common Stock Price” is satisfied during a fiscal quarter, holders may convert the debentures only during the subsequent fiscal quarter. If such closing sale price thresholds are not satisfied and the other specified events that would permit a holder to convert debentures do not occur, holders would only be able to convert the debentures of the applicable series during the one month period prior to the maturity date.

Because the debentures are convertible into shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading of the debentures. Holders who receive common stock upon conversion of the debentures will also be subject to the risk of volatility and depressed prices of our common stock.

The accounting method for convertible debt securities with net share settlement, like the debentures, may be subject to change.

In August 2007, the Financial Accounting Standards Board (“FASB”) issued an exposure draft of a proposed FASB Staff Position (the “Proposed FSP”) reflecting new rules that would change the accounting treatment for certain convertible debt instruments, including the debentures. Under the proposed new rules for convertible debt instruments that may be settled entirely or partially in cash upon conversion, an entity should separately account for the liability and equity components of the instrument in a manner that reflects the issuer’s economic interest cost. The effect of the proposed new rules for the debentures is that the equity component would be included in the paid-in-capital section of stockholders’ equity on our balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the debentures. Higher interest expense would result by recognizing accretion of the discounted carrying value of the debentures to their face amount as interest expense over the term of the debentures. We believe FASB plans to issue final guidance later this year.

We are currently evaluating the proposed new rules and cannot quantify the impact at this time. However, if the Proposed FSP is adopted, we expect to have higher interest expense starting in 2009 due to the interest expense accretion, and prior period interest expense associated with the debentures would also reflect higher than previously reported interest expense due to retrospective application.

The make whole premium that may be payable upon conversion in connection with certain fundamental change transactions may not adequately compensate you for the lost option time value of your debentures as a result of such fundamental change.

If you convert debentures in connection with certain fundamental change transactions, we may be required to pay a make whole premium by increasing the base conversion rate applicable to one or both series of debentures. While the increase in the base conversion rate is designed to compensate you for the lost option value of your debentures as a result of these types of changes in control, such increase is only an approximation of such lost value and may not adequately compensate you for such loss. Furthermore, a holder will not receive the additional consideration payable as a result of the increase in the base conversion rate until the effective date of the fundamental change, or even later, which could be a significant period of time after the holder has tendered its debentures for conversion.

We could enter into various transactions, such as acquisitions, refinancings, recapitalizations or other highly leveraged transactions, which would not constitute a fundamental change under the terms of the debentures, but which could nevertheless increase the amount of our outstanding debt at such time, or adversely affect our capital structure or credit ratings, or otherwise adversely affect holders of the debentures.

Under the terms of the debentures, a variety of acquisition, refinancing, recapitalization or other highly leveraged transactions would not be considered fundamental change transactions. The term “fundamental change” is limited to certain specified transactions and may not include other events that might harm our financial condition. In addition, the term “fundamental change” does not apply to transactions in which 100% of the consideration paid for our common stock in a merger or similar transaction is publicly traded common stock. As a result, we could enter into any such transactions without being required to make an offer to repurchase the debentures even though the transaction could increase the total amount of our outstanding debt, adversely affect our capital structure or credit ratings or otherwise materially adversely affect the holders of the debentures. In addition, if such transaction is not considered a fundamental change under the terms of the debentures, holders may not be able to convert their debentures or be eligible to receive a make whole premium adjustment in connection with such conversion. Accordingly, our obligation to offer to purchase the debentures upon a fundamental change would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

We may not have the ability to purchase the debentures when required under the terms of the debentures.

Holders of debentures may require us to purchase for cash all or a portion of their debentures upon the occurrence of a fundamental change. In addition, holders of Series A debentures may require us to purchase for cash all or a portion of their outstanding debentures on November 1, 2012, 2017, 2022, 2027 and 2032, and holders of Series B debentures have the right to require us to purchase for cash all or a portion of their outstanding debentures on November 1, 2014, 2017, 2022, 2027 and 2032. We cannot assure you that we will have sufficient financial resources or be able to arrange financing to pay the repurchase price of the debentures on any date that we would be required to do so under the terms of the debentures.

The source of funds for any such purchase of debentures will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. Sufficient funds may not be available at such time to make any required repurchases of debentures tendered. In addition, under our secured revolving bank credit facility, a change of control is an event of default which would require us to repay all amounts outstanding under such credit facility. Such a default would also cause a default under our 3.0% Convertible Senior Debentures due 2033 (the “2003 Notes”) if the principal amount accelerated under our secured revolving bank credit facility and any other indebtedness totaled $10 million or more. Any of our future debt agreements may contain similar restrictions and provisions. Upon a change of control, we would also be required to offer to repurchase all outstanding 2003 Notes at 100% of their principal amount, plus accrued and unpaid interest and we may not have or be able to obtain the financial resources to make such a repurchase offer. Accordingly, if the holders of the debentures exercise their right to require us to repurchase all of the debentures upon a fundamental change, the financial effect of this repurchase could cause us to default under our other debt, even if the fundamental change itself would not cause a default. It is therefore possible that we will not have sufficient funds at the time of the fundamental change to make the required repurchase of the debentures and the other debt we would be required to repay or repurchase or that restrictions in our secured revolving bank credit facility or other debt that may be incurred in the future will not allow the repurchases. See “Description of Debentures—Purchases of Debentures by Us for Cash at the Option of Holders upon a Fundamental Change.”

We may not be able to pay the cash portion of the conversion value pursuant to any conversion of the debentures.

We may not have sufficient cash to pay, or may not be permitted to pay, the cash portion of the required consideration that we may need to pay if the debentures are converted. As described under “Description of Debentures—Conversion Rights,” upon conversion of the debentures, we will be required to pay to the holder of a debenture a cash payment equal to the lesser of the principal amount of the debentures being converted or the conversion value of those debentures. This part of the payment must be made in cash, not in shares of our common stock. As a result, we may be required to pay significant amounts in cash to holders of the debentures upon conversion.

If we do not have sufficient cash on hand at the time of conversion, we may have to raise funds through debt or equity financing. Our ability to raise such financing will depend on prevailing market conditions. Further, we may not be able to raise such financing within the period required to satisfy our obligation to make timely payment upon any conversion. In addition, the terms of our other debt agreements may prohibit us from making these cash payments or otherwise restrict our ability to make such payments. A failure to pay the required cash consideration upon conversion would constitute an event of default under the applicable indenture, which might constitute a default under the terms of our other debt.

An active trading market for the debentures may not develop, and the absence of an active trading market and other factors may adversely impact the price of the debentures.

There is currently no public market for the debentures, and no active trading market might ever develop. To the extent that an active trading market does not develop, the liquidity and trading prices for the debentures may be adversely affected. If the debentures are traded, they may trade at a discount from the initial offering price, depending on prevailing interest rates, the market for similar securities, the price, and volatility in the price, of our shares of common stock, our performance and other factors.

We have no plans to list the debentures on a securities exchange. Since their issuance, the debentures have been eligible for trading on the NASDAQ Global Market’s screen-based automated trading system, “Private Offerings, Resale and Trading through Automated Linkages,” known as PORTAL. However, upon their registration under the Securities Act, the debentures cease being eligible for trading in PORTAL.

If you hold debentures, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold debentures, you will not be entitled to any rights with respect to our common stock, including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock, but you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion of your debentures and, in limited cases, under the conversion rate adjustments applicable to the debentures. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The trading prices for the debentures will be directly affected by the trading prices for our common stock, which is impossible to predict.

The price of our common stock could be affected by possible sales of our common stock by investors who view the debentures as a more attractive means of equity participation in Lincare and by hedging or arbitrage trading activity that may develop involving the common stock. The arbitrage could, in turn, affect the trading prices of the debentures.

The base conversion rate may not be adjusted for all dilutive events that may occur.

The base conversion rate is subject to adjustment for certain events including, but not limited to, the issuance of stock dividends, the issuance of certain rights or warrants, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain issuer tender or exchange offers as described under “Description of Debentures—Conversion Rights—Base Conversion Rate Adjustments.” The base conversion rate will not be adjusted for other events, such as an issuance of common stock for cash or a third-party tender offer (including cash tender offers), that may adversely affect the trading price of the debentures or the common stock. There can be no assurance that an event that adversely affects the value of the debentures, but does not result in an adjustment to the base conversion rate, will not occur.

Upon conversion of the debentures, you may receive less proceeds than expected because the value of our common stock may decline between the day that you exercise your conversion right and the day the value of your shares is determined.

The conversion value that you will receive upon conversion of your debentures is in part determined by the volume weighted average price per share of our common stock over a specified 20 consecutive trading day period beginning after, or extending beyond, the date on which a notice of conversion in respect of the debentures is delivered to the conversion agent. Accordingly, if the price of our common stock decreases after you give notice of conversion, the conversion value you receive may be adversely affected.

The issuance of common stock, if any, upon conversion of the debentures will dilute the ownership interest of existing shareholders.

If we are required to issue common stock upon conversion of the debentures, such issuance will dilute the ownership interests of existing shareholders. Any sales in the public market of such common stock could adversely affect prevailing market prices of our common stock. In addition, the existence of the debentures may encourage short selling by market participants because the conversion of the debentures could depress the price of our common stock.

Provisions of the debentures could discourage an acquisition of us by a third party.

Certain provisions of the debentures could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, holders of the debentures will have the right, at their option, to require us to repurchase all or any portion of their debentures for cash at a price equal to 100% of the principal amount of debentures to be repurchased, plus accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the repurchase date. In addition, pursuant to the terms of the debentures, we may not enter into certain mergers unless, among other things, the surviving entity assumes all of our obligations under the applicable indenture and the debentures.

Our certificate of incorporation and by-law provisions, and several other factors, could limit another party’s ability to acquire us and could deprive you of the opportunity to obtain a make-whole premium for your shares of common stock.

Provisions in our certificate of incorporation and by-laws may make it difficult for another company to acquire us and for you to receive any related make whole premium for our common stock. See “Description of Capital Stock—Preferred stock” and “—Delaware law and specified charter and by-law provisions.”

You should consider the U.S. federal income tax consequences of owning the debentures.

Under the indentures governing the debentures, we have agreed, and, by acceptance of a beneficial interest in a debenture, each holder will be deemed to have agreed, in the absence of an administrative pronouncement or judicial ruling to the contrary, to treat the debentures for U.S. federal income tax purposes as indebtedness that is subject to the Treasury regulations governing contingent payment debt instruments, which we refer to as the contingent debt regulations.

Pursuant to the contingent debt regulations, you will generally be required to accrue interest income (subject to certain adjustments) at the “comparable yield” (as described in “Certain U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Interest Accruals on the Debentures”). We have determined that the comparable yield is a rate of 8.61% per annum, compounded semi-annually. The amount of interest required to be included by you in income for each year may exceed the stated interest payments on the debentures (including any contingent interest payments) in that year.

You will recognize gain or loss on the sale, exchange, conversion, redemption or repurchase of a debenture in an amount equal to the difference between the amount realized, including the fair market value of any shares of our common stock received, and your adjusted tax basis in the debenture. Any gain recognized by you on the sale, exchange, conversion, redemption or repurchase of a debenture will be treated as ordinary interest income; any loss will be ordinary loss to the extent of interest previously included in income, and thereafter will be treated as capital loss.

A discussion of the U.S. federal income tax consequences of ownership of the debentures and our common stock is contained in this prospectus under the heading “Certain U.S. Federal Income Tax Considerations.” You are urged to consult your tax advisors as to the federal, state, local or other tax consequences of acquiring, owning, and disposing of the debentures.

You may be subject to tax upon an adjustment to the conversion rate of the debentures even though you do not receive a corresponding cash distribution.

The conversion rate of the debentures is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you will be deemed to have received for U.S. federal income tax purposes a distribution that will subject to U.S. federal income tax as a dividend, to the extent that the amount of such distribution does not exceed our earnings and profits, as determined under U.S. federal income tax principles, even though you will not receive any cash in respect of the deemed dividend. If you are a Non-U.S Holder (as defined in “Certain U.S. Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders”), such deemed dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be set off against other payments on the debentures. See “Market for Our Common Stock and Dividends” and “Certain U.S. Federal Income Tax Considerations.”

If certain types of fundamental changes occur on or prior to the maturity date of the debentures, under some circumstances, we will increase the conversion rate for the debentures converted in connection with the fundamental change. Such increase may also be treated as a distribution that may be subject to U.S. federal income tax as a dividend. See “Certain U.S. Federal Income Tax Considerations.”

Failure to comply with covenants in our existing or future financing agreements could result in cross defaults under some of our financing agreements, which cross defaults could jeopardize our ability to satisfy our obligations under the debentures.

Various risks, uncertainties and events beyond our control could affect our ability to comply with the covenants, financial tests and ratios required by the instruments governing our financing arrangements. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross default provisions, including the indentures governing the debentures. A default would permit lenders to cease to make further extensions of credit, accelerate the maturity of the debt under these agreements and foreclose upon any collateral securing that debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the debentures. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing. We may also amend the provisions and limitations of our credit facilities from time to time without the consent of the holders of debentures.

Risks Related to Our Business

A majority of our customers have primary health coverage under Medicare Part B, and recently enacted and future changes in the reimbursement rates or payment methodologies under the Medicare program could materially and adversely affect our business.

As a provider of home oxygen and other respiratory therapy services for the home health care market, we have historically depended heavily on Medicare reimbursement as a result of the high proportion of elderly persons suffering from respiratory disease. Medicare Part B, the Supplementary Medical Insurance Program, provides coverage to eligible beneficiaries for durable medical equipment (“DME”), such as oxygen equipment, respiratory assistance devices, continuous positive airway pressure devices, nebulizers and associated inhalation medications, hospital beds and wheelchairs for the home setting. Approximately 70 percent of our customers have primary coverage under Medicare Part B. There are increasing pressures on Medicare to control health care costs and to reduce or limit reimbursement rates for home medical equipment and services. Medicare reimbursement is subject to statutory and regulatory changes, retroactive rate adjustments, administrative and executive orders and governmental funding restrictions, all of which could materially decrease payments to us for the services and equipment we provide.

Recent legislation, including the Medicare, Medicaid and SCHIP Extension Act of 2007 (“SCHIP Extension Act”), the Deficit Reduction Act of 2005 (“DRA”) and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (“MMA”), contain provisions that directly impact reimbursement for the primary respiratory and other DME products provided by Lincare. The SCHIP Extension Act will reduce Medicare reimbursement amounts for covered Part B drugs, including inhalation drugs that we provide, beginning April 1, 2008. DRA contains provisions that will negatively impact reimbursement for oxygen equipment beginning in 2009 and negatively impacted reimbursement for DME items subject to capped rental payments beginning in 2007. MMA significantly reduced reimbursement for inhalation drug therapies beginning in 2005, reduced payment amounts for five categories of DME, including oxygen, beginning in 2005, froze payment amounts for other covered DME items through 2007, established a competitive acquisition program for DME beginning in 2008, and implemented quality standards and accreditation requirements for DME suppliers. The SCHIP Extension Act, DRA and MMA provisions, when fully implemented, could materially and adversely affect our business, financial condition, operating results and cash flows.

A significant percentage of our business is derived from the sale and rental of Medicare-covered oxygen and DME items, and recent legislative acts impose substantial changes in the Medicare payment methodologies and reductions in the Medicare payment amounts for these items. Furthermore, legislative proposals currently under consideration by the U.S. Congress could impose even deeper payment reductions for Medicare-covered oxygen equipment which could have a material adverse effect on our net revenues, operating income, cash flows and financial position.

DRA changes the reimbursement methodology for oxygen equipment from continuous monthly payment for as long as the equipment is in use by a Medicare beneficiary, which includes payment for oxygen contents and maintenance of equipment, to a capped rental arrangement whereby payment for oxygen equipment (including portable oxygen equipment) may not extend over a period of continuous use of longer than 36 months. On the first day that begins after the 36th continuous month during which payment is made for the oxygen equipment, the supplier would transfer title of the equipment to the beneficiary. Separate payments for oxygen contents would continue to be made for the period of medical need beyond the 36th month. According to the legislation, additional payments for maintenance and service of the oxygen equipment would be made for parts and labor not covered by a supplier’s or manufacturer’s warranty. The oxygen provisions contained in DRA became effective on January 1, 2006. In the case of beneficiaries receiving oxygen equipment prior to the effective date, the 36-month period of continuous use began on January 1, 2006. Accordingly, the first month in which the new payment methodology will impact our net revenues is January 2009.

Throughout the second half of 2007, Congress was considering legislation that would have included further reductions in payment amounts for certain classes of oxygen equipment. The resulting legislation, the SCHIP Extension Act, was signed into law by the President of the United States on December 29, 2007, and temporarily addressed a number of Medicare program issues. However, the SCHIP Extension Act did not contain any provisions affecting Medicare reimbursement for oxygen equipment. The SCHIP Extension Act suspended a 10.1% reduction in Medicare physician payments that was scheduled for 2008 and gave physicians a 0.5% increase through June 30, 2008. The 10.1% reduction in Medicare physician payments was driven by the statutory sustainable growth rate (SGR) formula, which is intended to control the growth in aggregate Medicare expenditures for physician services. The 109th session of Congress previously passed similar legislation to avert a reduction in Medicare physician payments in 2007. It is anticipated that Congress will revisit the issue of physician payment rates and other Medicare program issues in 2008 and consider whether to extend SGR relief beyond June 30, 2008. It is possible that reimbursement changes for oxygen equipment could be considered at that time. Further reductions in Medicare reimbursement for oxygen equipment could have a material adverse effect on the Company’s net revenues, operating income, cash flows and financial position.

On November 1, 2006, the Centers for Medicare and Medicaid Services (“CMS”) published rule CMS-1304-F, describing the Medicare regulations, as interpreted by CMS, required to implement the DRA oxygen provisions. The rule codified the new payment methodology and related provisions with respect to oxygen, including, but not limited to, defining the 36-month capped rental period of continuous use, transfer of title, payment for oxygen contents for beneficiary-owned oxygen equipment, payment for maintenance and servicing of oxygen equipment and procedures for replacement of beneficiary-owned equipment. The DRA oxygen provisions and related regulations represented a fundamental change in the Medicare payment system for oxygen. These provisions are complex, and are expected to result in profound changes in the provider-customer relationship for oxygen equipment and related services. The Company believes that the 36-month rental cap will have a material adverse effect on the Company’s net revenues, operating income, cash flows and financial position when it takes effect in 2009 and beyond.

Included in rule CMS-1304-F are changes to the Medicare payment rates for oxygen and oxygen equipment that took effect on January 1, 2007. CMS is exercising its authority under the Balanced Budget Act of

1997 (“BBA”) to establish separate classes and monthly payment rates for oxygen. The rule establishes a new class and monthly payment amount for oxygen-generating portable equipment (“OGPE”), which includes oxygen transfilling equipment and portable oxygen concentrators. An OGPE add-on payment, applicable during the 36-month rental period, will be made for these systems in the amount of $51.63. Payments for the new OGPE add-on began on January 1, 2007 for new and existing oxygen users. CMS is also increasing the monthly payment amounts for portable oxygen contents for beneficiary-owned liquid or gaseous oxygen equipment from approximately $20.77 to $77.45. The increase in payments for portable oxygen contents became effective on January 1, 2007 for new and existing oxygen users. The BBA requires these changes to be budget neutral, and accordingly, CMS reduced other Medicare oxygen payment rates beginning in 2007. As a result, the monthly payment amount for stationary oxygen equipment is expected to change each year in order to offset the impact from changes in beneficiary utilization of OGPE equipment. For 2008, the payment rate for stationary oxygen equipment will increase from $198.40 to $199.28, which is expected to increase our net revenues and operating income by approximately $3.0 million in 2008. CMS previously published projected rates for 2008, 2009 and 2010 of $198.40, $193.21 and $189.39, respectively. CMS will revise payment rates in future years under the methodology specified in the rule based on actual OGPE use and updated data on the distribution of beneficiaries using oxygen equipment. To the extent that the Company’s distribution of oxygen equipment and oxygen contents in future years mirrors that of the overall Medicare market, these future payment rate revisions would not be expected to have a significant effect on the overall level of reimbursement for our oxygen business.

DRA also changes the reimbursement methodology for items of DME in the capped rental payment category, including but not limited to such items as continuous positive airway pressure (“CPAP”) devices, certain respiratory assist devices, nebulizers, hospital beds and wheelchairs. For such items of DME, payment may not extend over a period of continuous use of longer than 13 months. The option for a supplier to retain ownership of the item after a 15-month rental period and receive semi-annual maintenance and service payments will be eliminated. On the first day that begins after the 13th continuous month during which payment is made for the item, the supplier will transfer title of the item to the beneficiary. Additional payments for maintenance and service of the item will be made for parts and labor not covered by a supplier’s or manufacturer’s warranty. The DME capped rental provisions contained in DRA applied to items furnished for which the first rental month occurred on or after January 1, 2006. Accordingly, the first month in which the new payment methodology impacted our net revenues was February 2007. Included in rule CMS-1304-F is a discussion of the Medicare regulations, as interpreted by CMS, necessary to implement the DME capped rental changes contained in the DRA. In addition, on January 26, 2006, CMS announced a final rule revising the payment classification of certain respiratory assist devices (“RADs”). RADs with a backup rate feature were reclassified as capped rental DME items effective April 1, 2006, whereby payments to providers of such devices will cease after the 13th continuous month of rental. Prior to the rule, providers were paid a continuous monthly rental amount over the entire period of medical necessity. In cases where Medicare beneficiaries received the item prior to April 1, 2006, only the rental payments for months after the effective date count toward the 13-month cap. Accordingly, the first month is which the new payment methodology impacted our net revenues was May 2007. The Company estimates that the capped rental changes to DME and RADs reduced the Company’s net revenues and operating income by approximately $11.4 million in 2007 and will reduce net revenues and operating income in 2008 by approximately $22.1 million. In addition, the transfer of ownership provisions affecting Medicare capped rental equipment resulted in a reduction in the estimated useful lives of such equipment beginning in 2006 and a corresponding increase in depreciation expense. The Company will continue to evaluate its estimates of useful lives based on its experience with ownership transfers of capped rental equipment in future periods, which may result in further increases in depreciation expense in the future.

A significant percentage of our business is derived from the sale of Medicare-covered respiratory medications, and recent legislation imposed significant reductions in Medicare reimbursement for such inhalation drugs.

Historically, prescription drug coverage under Medicare has been limited to drugs furnished incident to a physician’s services and certain self-administered drugs, including inhalation drug therapies. Prior to MMA,

Medicare reimbursement for covered Part B drugs, including inhalation drugs that we provide, was limited to 95 percent of the published average wholesale price (“AWP”) for the drug. MMA established new payment limits and procedures for drugs reimbursed under Medicare Part B. Beginning in 2005, inhalation drugs furnished to Medicare beneficiaries were reimbursed at 106 percent of the volume-weighted average selling price (“ASP”) of the drug, as determined from data provided each quarter by drug manufacturers under a specific formula described in MMA. Implementation of the ASP-based formula resulted in a dramatic reduction in payment rates for inhalation drugs in 2005 and beyond.

Recently enacted legislation will further affect Medicare reimbursement amounts for covered Part B drugs, including inhalation drugs that we provide, beginning April 1, 2008. The SCHIP Extension Act requires CMS to adjust the ASP calculation methodology used to determine Medicare payment amounts for inhalation drugs by using volume-weighted ASPs based on actual sales volume rather than average selling price. When implemented on April 1, 2008, the new calculation methodology is expected to result in lower reimbursement amounts for inhalation drugs. The SCHIP Extension Act also specifically lowers reimbursement for the inhalation drug albuterol. The Congressional Budget Office (“CBO”) estimates that the provisions of the SCHIP Extension Act affecting Part B drug reimbursement will result in reductions in aggregate Medicare outlays for such drugs of $1.0 billion over five years and $2.6 billion over 10 years. CMS is expected to announce in March 2008 the payment rates to be in effect for the second quarter of 2008. We can not determine the impact of such payment reductions on the Company’s business until CMS publishes the new quarterly reimbursement amounts for each specific inhalation drug provided by the Company. We can also not determine whether quarterly updates in ASP pricing data will continue to result in ongoing reductions in payment rates for inhalation drugs, and what impact such payment reductions could have on our business in the future.

Recent regulatory changes subject the Medicare reimbursement rates for our equipment and services to additional reductions and to potential discretionary adjustment by CMS, which could reduce our revenues, net income and cash flows.

In February 2006, a final rule governing CMS’ Inherent Reasonableness (“IR”) authority became effective. The IR rule establishes a process for adjusting fee schedule amounts for Medicare Part B services when existing payment amounts are determined to be either grossly excessive or deficient. The rule describes the factors that CMS or its contractors will consider in making such determinations and the procedures that will be followed in establishing new payment amounts. To date, no payment adjustments have occurred or been proposed as a result of the IR rule.

The effectiveness of the IR rule itself does not trigger payment adjustments for any items or services. Nevertheless, the IR rule puts in place a process that could eventually have a significant impact on Medicare payments for our equipment and services. We can not predict whether or when CMS will exercise its IR authority with respect to payment for our equipment and services, or the effect that such payment adjustments would have on our financial position or operating results.

Recent legislation establishing a competitive bidding process under Medicare could reduce our revenues, net income and cash flows.

Recent legislation instructs CMS to establish and implement programs under which competitive acquisition areas will be established throughout the United States for contract award purposes for the furnishing of competitively priced items of DME, including oxygen equipment. The program will be implemented in phases such that competition under the program will occur in ten of the largest MSAs in 2008, 80 of the largest MSAs in 2009, and additional areas after 2009. Items selected for competitive acquisition will be phased in first among the highest cost and highest volume items and services or those items and services that CMS determines have the largest savings potential. In carrying out such programs, CMS may exempt rural areas and areas with low-population density within urban areas that are not competitive, unless there is a significant national market through mail order for a particular item or service.

For each competitive acquisition area, CMS will conduct a competition under which providers will submit bids to supply certain covered items of DME. Successful bidders will be expected to meet certain program quality standards in order to be awarded a contract and only successful bidders can supply the covered items to Medicare beneficiaries in the acquisition area. The applicable contract award prices are expected to be less than would be paid under current Medicare fee schedules, and contracts will be re-bid at least every three years. CMS will be required to award contracts to multiple entities submitting bids in each area for an item or service, but will have the authority to limit the number of contractors in a competitive acquisition area to the number needed to meet projected demand. CMS may use competitive bid pricing information to adjust the payment amount otherwise in effect for an area that is not a competitive acquisition area.

On April 2, 2007, CMS issued rule CMS-1270-F implementing the competitive bidding program. Initially, the new competitive bidding program will replace the current Medicare fee schedule in ten of the largest MSAs across the country and will apply to ten categories of DME and medical supplies. CMS concluded the bidding process for the first round of MSAs in September 2007, and expects to announce winning suppliers in early 2008 and to have payments under the program go into effect in July 2008. CMS expects to begin soliciting bids for the second round of 70 MSAs in the summer of 2008. We can not predict the outcome of the competitive bidding program on our business or the Medicare payment rates that will be in effect in 2008 and beyond for the items subjected to competitive bidding.

Future reductions in reimbursement rates under Medicaid could reduce our revenues, net income and cash flows.

Due to budgetary shortfalls, many states are considering, or have enacted, cuts to their Medicaid programs, including funding for our equipment and services. These cuts have included, or may include, elimination or reduction of coverage for some or all of our equipment and services, amounts eligible for payment under co-insurance arrangements, or payment rates for covered items. Approximately 6% of our customers are eligible for primary Medicaid benefits, and State Medicaid programs fund approximately 12% of our payments from primary and secondary insurance benefits. Continued state budgetary pressures could lead to further reductions in funding for the reimbursement for our equipment and services which, in turn, could have a material adverse effect on our financial position and operating results.

Future reductions in reimbursement rates from private payors could have a material adverse effect on our financial condition and operating results.

Payors such as private insurance companies and employers are under pressure to increase profitability and reduce costs. In response, certain payors are limiting coverage or reducing reimbursement rates for the equipment and services we provide. Approximately 22% of our customers and approximately 29% of our primary and secondary payments are derived from private payors. Continued financial pressures on these entities could lead to further reimbursement reductions for our equipment and services that could have a material adverse effect on our financial condition and operating results.

We depend upon reimbursement from third-party payors for a significant majority of our revenues, and if we fail to manage the complex and lengthy reimbursement process, our business and operating results could suffer.

We derive a significant majority of our revenues from reimbursement by third-party payors. We accept assignment of insurance benefits from customers and, in most instances, invoice and collect payments directly from Medicare, Medicaid and private insurance carriers, as well as from customers under co-insurance provisions. Approximately 52% of our revenues are derived from Medicare, 29% from private insurance carriers, 12% from Medicaid and the balance directly from individual customers and commercial entities.

Our financial condition and results of operations may be affected by the reimbursement process, which in the health care industry is complex and can involve lengthy delays between the time that services are rendered and the time that the reimbursement amounts are settled. Depending on the payor, we may be required to obtain certain payor-specific documentation from physicians and other health care providers before submitting claims for reimbursement. Certain payors have filing deadlines and they will not pay claims submitted after such time. We can not ensure that we will be able to continue to effectively manage the reimbursement process and collect payments for our equipment and services promptly.

We are subject to extensive federal and state regulation, and if we fail to comply with applicable regulations, we could suffer severe criminal or civil sanctions or be required to make significant changes to our operations that could have a material adverse effect on our results of operations.

The federal government and all states in which we operate regulate many aspects of our business. In particular, our operating centers are subject to federal laws that regulate the repackaging of drugs (including oxygen) and interstate motor-carrier transportation. Our operations also are subject to state laws governing, among other things, pharmacies, nursing services, distribution of medical equipment and certain types of home health activities. Certain of our employees are subject to state laws and regulations governing the ethics and professional practices of respiratory therapy, pharmacy and nursing.

As a health care supplier, we are subject to extensive government regulation, including numerous laws directed at preventing fraud and abuse and laws regulating reimbursement under various government programs. The marketing, billing, documenting and other practices of health care companies are all subject to government scrutiny. To ensure compliance with Medicare and other regulations, regional carriers often conduct audits and request customer records and other documents to support our claims for payment. Similarly, government agencies periodically open investigations and obtain information from health care providers pursuant to the legal process. Violations of federal and state regulations can result in severe criminal, civil and administrative penalties and sanctions, including disqualification from Medicare and other reimbursement programs, which could have a material adverse effect on our business.

Health care is an area of rapid regulatory change. Changes in the law and new interpretations of existing laws may affect permissible activities, the costs associated with doing business, and reimbursement amounts paid by federal, state and other third-party payors. We cannot predict the future of federal, state and local regulation or legislation, including Medicare and Medicaid statutes and regulations, or possible changes in national health care policies. Future legislation and regulatory changes could have a material adverse effect on our business.

We are subject to a corporate integrity agreement with the Office of Inspector General, and if we fail to comply with the terms of the corporate integrity agreement, we could suffer severe criminal, civil or administrative sanctions.

We are subject to a five-year corporate integrity agreement with the Office of Inspector General that began in May 2006. Violations of the terms of the corporate integrity agreement could result in severe criminal, civil and administrative penalties and sanctions, including disqualification from Medicare and other reimbursement programs.

Compliance with regulations under the federal Health Insurance Portability and Accountability Act of 1996 and related rules (“HIPAA”) relating to the transmission and privacy of health information could impose additional significant costs on our operations.

Numerous federal and state laws and regulations, including HIPAA, govern the collection, dissemination, use and confidentiality of patient-identifiable health information. HIPAA requires us to comply with standards for the use and disclosure of health information within our company and with third parties. HIPAA also includes standards for common health care electronic transactions and code sets, such as claims information, plan eligibility, payment information and the use of electronic signatures, and privacy and electronic security of individually identifiable health information. Each set of HIPAA regulations requires health care providers, including us, in addition to health plans and clearinghouses, to develop and maintain policies and procedures with respect to protected health information that is used or disclosed.

If we do not comply with existing or new laws and regulations related to patient health information, we could be subject to criminal or civil sanctions. New health information standards, whether implemented pursuant to HIPAA or otherwise, could have a significant effect on the manner in which we handle health care related data and communicate with payors, and the cost of complying with these standards could be significant.

We may undertake acquisitions that could subject us to unanticipated liabilities and that could fail to achieve expected benefits.

Our strategy is to increase our market share through internal growth and strategic acquisitions. Consideration for the acquisitions has generally consisted of cash, unsecured non-interest bearing obligations and the assumption of certain liabilities.

The implementation of an acquisition strategy entails certain risks, including inaccurate assessment of disclosed liabilities, the existence of undisclosed liabilities, entry into markets in which we may have limited or no experience, diversion of management’s attention and human resources from our underlying business, difficulties in integrating the operations of an acquired business or in realizing anticipated efficiencies and cost savings, failure to retain key management or operating personnel of the acquired business, and an increase in indebtedness and a limitation in the ability to access additional capital on favorable terms. The successful integration of an acquired business may be dependent on the size of the acquired business, condition of the customer billing records, and complexity of system conversions and execution of the integration plan by local management. If we do not successfully integrate the acquired business, the acquisition could fail to achieve its expected revenue contribution or there could be delays in the billing and collection of claims for services rendered to customers, which may have a material adverse effect on our financial position and operating results.

We face intense national, regional and local competition and if we are unable to compete successfully, we will lose revenues and our business will suffer.

The home respiratory market is a fragmented and highly competitive industry. We compete against other national providers and, by our estimate, more than 2,000 local and regional providers. Home respiratory companies compete primarily on the basis of service rather than price since reimbursement levels are established by Medicare and Medicaid or by the individual determinations of private health plans.

Our ability to compete successfully and to increase our referrals of new customers are highly dependent upon our reputation within each local health care market for providing responsive, professional and high-quality service and achieving strong customer satisfaction. Given the relatively low barriers to entry in the home respiratory market, we expect that the industry will become increasingly competitive in the future. Increased competition in the future could limit our ability to attract and retain key operating personnel and achieve continued growth in our core business.

Increases in our costs could erode our profit margins and substantially reduce our net income and cash flows.

Cost containment in the health care industry, fueled, in part, by federal and state government budgetary shortfalls, is likely to result in constant or decreasing reimbursement amounts for our equipment and services. As a result, we must control our operating cost levels, particularly labor and related costs, which account for a significant component of our operating costs and expenditures. We compete with other health care providers to attract and retain qualified or skilled personnel. We also compete with various industries for lower-wage administrative and service employees. Since reimbursement rates are established by fee schedules mandated by Medicare, Medicaid and private payors, we are not able to offset the effects of general inflation in labor and related cost components, if any, through increases in prices for our equipment and services. Consequently, such cost increases could erode our profit margins and reduce our net income.

We may from time to time use our cash to repurchase shares of our common stock, to make selective business acquisitions or for general corporate purposes, including the repayment of debt or other obligations, which could reduce our cash reserves available for repayment of the debentures. In addition, our repurchase of common stock may raise or maintain the market price of our common stock above independent market levels or prevent or retard a percentage decline in the market price of our common stock.

We used approximately $150.0 million of the net proceeds from the issuance of the debentures to acquire shares of our common stock, concurrently with the offering, and we may use additional cash for further stock repurchases. These purchases may raise or maintain the market price of our common stock above independent market levels or prevent or retard a percentage decline in the market price of our common stock. We may also use our cash for general corporate purposes, which may include the repayment of debt or other obligations. Repurchases of our common stock, selective business acquisitions and general corporate purposes, including the repayment of debt or other obligations, could reduce our cash reserves available for repayment of our obligations, including the debentures.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the selling securityholders of the debentures or any shares of common stock issuable upon conversion of the debentures. See “Selling Securityholders” for a list of those entities receiving proceeds from the sale of the debentures or shares of common stock issuable upon conversion of the debentures.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Nine Months Ended September 30, 2007	Years Ended December 31,
		2006	2005	2004	2003	2002
Ratio(1)	9.68x	12.72x	12.54x	14.38x	12.53x	12.00x

(1)	Computed by dividing pre-tax net income before fixed charges by fixed charges. Fixed charges means the sum of the following:

•	interest expense;

•	amortized premiums, discounts and capitalized expenses related to indebtedness; and

•	an estimate of the interest within rental expense.

DESCRIPTION OF DEBENTURES

We issued $275,000,000 of the 2.75% Convertible Senior Debentures due 2037—Series A (the “Series A debentures”) and $275,000,000 of the 2.75% Convertible Senior Debentures due 2037—Series B (the “Series B debentures” and together with the Series A debentures, the “debentures”) under separate indentures, each dated as of October 31, 2007 (each, an “indenture” and collectively, the “indentures”) between us and U.S. Bank National Association, as trustee (the “trustee”). The terms of the debentures of each series include those expressly set forth in the applicable indenture and those made part of such indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The debentures and the shares of common stock issuable upon conversion of the debentures, if any, are covered by a registration rights agreement.

Copies of the indentures and the registration rights agreement were filed as exhibits to our Form 8-K dated November 6, 2007.

The following description is a summary of the material provisions of each series of debentures and each indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the debentures and the indentures, including the definitions of certain terms used in the indentures. Although the Series A debentures and the Series B debentures have the same maturity dates and interest rates, the meanings of certain terms (such as “base conversion rate”, “conversion value” and “incremental share factor”) used in the following description differ depending upon the series of debentures in respect of which such term is used. For example, when we refer to the “conversion value” of the debentures without specifying a series of debentures, we mean the conversion value applicable to the Series A debentures and the Series B debentures. We urge you to read the indentures because they, and not this description, define your rights as a holder of the debentures.

As used in this “Description of Debentures,” the words “the company,” “we,” “us,” “our,” and “Lincare” refer only to Lincare Holdings Inc. and do not include any of our current or future subsidiaries. As used in this “Description of Debentures,” all references to our common stock are to the common stock, par value $0.01 per share, of Lincare Holdings Inc., which is the only outstanding class of our capital stock. See “Description of Capital Stock.”

General

The debentures were issued in fully registered form, without interest coupons and only in denominations of $1,000 principal amount and any integral multiple of $1,000 above that amount. Both series of debentures will mature on November 1, 2037.

The debentures bear regular interest at an annual rate equal to 2.75%. Interest on the debentures accrues from the most recent date to which regular interest has been paid or provided for, or if no interest has been paid, beginning on October 31, 2007. Regular interest will be payable semi-annually in arrears on May 1 and November 1 of each year, beginning May 1, 2008 for both series of debentures, to the person in whose name a debenture is registered at the close of business on April 15 and October 15, as the case may be, immediately preceding the relevant interest payment date; provided, however, that accrued and unpaid interest payable upon redemption or a purchase of the debentures by us at the option of the holder will be paid to the person to whom principal is payable, unless the redemption date, fundamental change purchase date or purchase date is after a record date and on or prior to the related interest payment date, in which case accrued and unpaid interest to, but excluding, the redemption date, fundamental change purchase date or purchase date shall be paid on such interest payment date to the record holder as of the record date. Each payment of regular interest will include interest accrued for the period, which we refer to as an interest period, commencing on and including the immediately preceding interest payment date (or, if no interest has been paid, on October 31, 2007) to, but excluding, the applicable interest payment date. Regular interest on the debentures will be computed using a 360-day year composed of twelve 30-day months. Contingent interest, if any, which is described below, will be in addition to the regular interest.

If any interest payment date (other than an interest payment date coinciding with the maturity date or earlier redemption date, fundamental change purchase date or purchase date) of a debenture falls on a day that is not a business day, such interest payment date will be postponed to the next succeeding business day, provided that, if such business day falls in the next succeeding calendar month, the interest payment date will be brought forward to the immediately preceding business day. If the maturity date, redemption date, fundamental change purchase date or purchase date of a debenture would fall on a day that is not a business day, the required payment of interest, if any, and principal will be made on the next succeeding business day and no interest on such payment will accrue for the period from and after the maturity date, redemption date, fundamental change purchase date or purchase date to such next succeeding business day. The term “business day” means, with respect to any debenture, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

The debentures are redeemable prior to maturity only on or after November 1, 2012 in the case of the Series A debentures and November 1, 2014 in the case of the Series B debentures and in each case, as described below under “—Redemption of Debentures at Our Option,” and do not have the benefit of a sinking fund. Principal of and interest on the debentures is payable at the office of the paying agent, which initially will be an office or agency of the trustee, or an office or agency maintained for such purpose, in the Borough of Manhattan, The City of New York. The debentures may be presented for conversion at the office of the conversion agent (provided that the relevant conditions described below are satisfied), and for registration of transfer or exchange at the office of the registrar, each such agent initially being the trustee. No service charge will be made for any registration of transfer or exchange of debentures, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Maturity, conversion, purchase by us at the option of a holder or redemption of a debenture will cause interest to cease to accrue on such debenture. We may not reissue a debenture that has matured or been converted, purchased by us at the option of a holder, redeemed or otherwise cancelled, except for registration of transfer, exchange or replacement of such debenture.

For a discussion of the U.S. federal income tax consequences of ownership and disposition of the debentures, see “Certain U.S. Federal Income Tax Considerations.”

Ranking of Debentures

The debentures are our unsecured and unsubordinated obligations and rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The debentures are subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Additionally, the debentures are effectively subordinated to the indebtedness and other liabilities of our subsidiaries.

The indentures do not limit the amount of additional indebtedness, including secured indebtedness, which we can create, incur, assume or guarantee, nor do the indentures limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee. See “Risk Factors—Risks Related to the Debentures—There are no restrictive covenants in the indentures for the debentures relating to our ability to incur future indebtedness or complete other transactions.” As of September 30, 2007, we had $908.2 million of consolidated indebtedness outstanding, $133.2 million of which effectively ranks senior to the debentures.

Conversion Rights

General

You may convert your debentures at any time prior to the close of business on the business day preceding the maturity date, only if the conditions for conversion described below are satisfied. If you surrender your debentures for conversion, you will receive, in respect of each $1,000 principal amount of debentures surrendered for conversion,

•	cash in an amount equal to the lesser of (1) $1,000 and (2) the “conversion value” (as defined below), and

•

if the conversion value is greater than $1,000, a number of shares of our common stock, which we refer to as the “remaining shares,” equal to the sum of the “daily share amounts” (as defined below) for each of the 20 consecutive trading days in the applicable “conversion reference period” (as defined below), subject to our right to deliver cash in lieu of all or a portion of such remaining shares, as described below.

We refer to the foregoing amounts deliverable upon conversion of any of the debentures as our “conversion obligation.”

The “conversion value” means the average of the “daily conversion values” (as defined below) for each of the 20 consecutive trading days of the applicable “conversion reference period”.

The “daily conversion value” means, with respect to any trading day, the product of (1) the applicable “daily conversion rate” (as defined below) and (2) the volume weighted average price of our common stock on such trading day.

The “conversion reference period” means:

•

for debentures that are converted during the one month period prior to the maturity date of such debentures, the 20 consecutive trading days beginning on the 22nd scheduled trading day prior to the maturity date, subject to any extension due to a market disruption event;

•	for debentures that are converted after we have specified a redemption date, the 20 consecutive trading days beginning on the third trading day following the redemption date; and

•	in all other instances, the 20 consecutive trading days beginning on the third trading day following the conversion date.

With respect to any trading day occurring prior to November 1, 2012 in the case of the Series A debentures and November 1, 2014 in the case of the Series B debentures, the “daily conversion rate” will mean:

•

if the volume weighted average price of our common stock is less than or equal to the base conversion price (as defined below), then the daily conversion rate will be the base conversion rate (as defined below), or

•

if the volume weighted average price of our common stock is greater than the base conversion price (as defined below), then the daily conversion rate will be determined in accordance with the following formula:

base conversion rate +	[	(volume weighted average price – the base conversion price)	x the incremental share factor	]
the volume weighted average price

With respect to any trading day occurring on or after November 1, 2012 in the case of the Series A debentures and November 1, 2014 in the case of the Series B debentures, the “daily conversion rate” will mean the average of the 20 daily conversion rates determined as set forth above for the 20 consecutive trading days ending immediately prior to November 1, 2012 in the case of the Series A debentures and November 1, 2014 in the case of the Series B debentures. Accordingly, from and after November 1, 2012 in the case of the Series A debentures and November 1, 2014 in the case of the Series B debentures, the daily conversion rate will be fixed, which we refer to as the “fixed conversion rate,” but will be subject to the same proportional adjustment as the base conversion rate.

Notwithstanding the foregoing, in no event will the daily conversion rate exceed 29.7441 shares of common stock per $1,000 principal amount of debentures for each of the Series A debentures and the Series B debentures, in each case subject to the same proportional adjustment as the base conversion rate in the manner set forth in paragraphs (i) through (iii) under “—Base Conversion Rate Adjustments”, which we refer to as the “maximum conversion rate.”

The “daily share amount” means, for each trading day of the applicable conversion reference period, a number of shares (but in no event less than zero) determined by the following formula:

(volume weighted average price on such trading day x applicable daily conversion rate) – $1,000 __________________________________________________________________________________
volume weighted average price on such trading day x 20

The “volume weighted average price” of our common stock on any trading day means such price per share as displayed on Bloomberg (or any successor service) page LNCR.Q < equity > (or any equivalent successor page) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the volume weighted average price means the market value per share of our common stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by us.

The “base conversion rate” is 19.5044 shares of common stock per $1,000 principal amount of debentures for each of the Series A debentures and the Series B debentures, in each case subject to adjustment as described under “—Base Conversion Rate Adjustments.”

The “base conversion price” is a dollar amount (initially $51.27 for each of the Series A debentures and the Series B debentures) in each case derived by dividing $1,000 principal amount by the base conversion rate for the applicable series of debentures, rounded to the nearest cent.

The “incremental share factor” is 16.5787 shares of common stock per $1,000 principal amount of the Series A debentures and 11.7026 shares of common stock per $1,000 principal amount of the Series B debentures, in each case subject to the same proportional adjustment as the base conversion rate as described under “—Base Conversion Rate Adjustments”.

A “trading day” is any day on which (i) there is no market disruption event (as defined below) and (ii) the NASDAQ Global Select Market is open for trading, or, if our common stock is not listed on the NASDAQ Global Select Market, any day on which the principal national securities exchange on which our common stock is listed is open for trading, or, if the common stock is not listed on a national securities exchange, any business day. A “trading day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

A “market disruption event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled trading day for our common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the NASDAQ Global Select Market or otherwise) in our common stock or in any options, contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

On any day prior to the first trading day of the applicable conversion reference period, we may specify a percentage of the daily share amount that will be settled in cash (the “cash percentage”). If we elect to specify a cash percentage, the amount of cash that we will deliver in respect of the daily share amount for each trading day in the applicable conversion reference period will equal the product of: (1) the cash percentage, (2) the daily share amount for such trading day and (3) the volume weighted average price of our common stock for such trading day. The number of shares deliverable in respect of each trading day in the applicable conversion reference period will be the daily share amount multiplied by a percentage calculated as 100% minus the cash percentage. If we do not specify a cash percentage by the start of the applicable conversion reference period, we must settle 100% of the daily share amount for each trading day in the applicable conversion reference period with shares of our common stock; provided, however, that we will pay cash in lieu of fractional shares otherwise issuable upon conversion of such debenture.

A holder of a debenture otherwise entitled to a fractional share will receive cash equal to such fraction multiplied by the arithmetic average of the volume weighted average prices of our common stock for each of the 20 consecutive trading days of the conversion reference period, rounding to the nearest whole cent.

The conversion value, daily conversion rates, daily share amounts and the number of shares of common stock, if any, to be issued upon conversion of the debentures will be determined by us at the end of the applicable conversion reference period. Upon conversion of a debenture, we will deliver the conversion obligation on the third trading day following the last trading day of the applicable conversion reference period. Notwithstanding the foregoing, in the event that a holder converts its debentures “in connection with” a fundamental change in which the consideration for our common stock is comprised entirely of cash, the conversion obligation will be calculated based on the stock price (as such term is defined under “—Determination of Make Whole Premium” for purposes of fundamental change transactions involving solely cash consideration) with respect to the transaction and will be deemed to be an amount equal to the daily conversion rate (determined as described above taking into account any adjustment to the base conversion rate described under “—Determination of Make Whole Premium” and substituting such stock price for the volume weighted average price) multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash as promptly as practicable but in any event not later than the third trading day following the surrender of the debentures for conversion.

We may not have sufficient cash to pay, or may not be permitted to pay, the cash portion of the required consideration that we may need to pay if the debentures are converted. If we do not have sufficient cash on hand at the time of conversion, we may have to raise funds through debt or equity financing. Our ability to raise such financing will depend on prevailing market conditions and other factors, some of which are beyond our control. Further, we may not be able to raise such financing within the period required to satisfy our obligation to make timely payment upon any conversion. In addition, the covenants governing our future indebtedness may prohibit us from making these cash payments upon conversion of the debentures or otherwise restrict our ability to make such payments. If the covenants governing our indebtedness do not permit us to pay the cash portion of the conversion consideration, we could seek consent from such lenders to make the payment or attempt to refinance such indebtedness. If we were unable to obtain a consent or refinance the debt, we would be prohibited from paying the cash portion of the conversion consideration, in which case an event of default would occur under the indenture governing the debentures. See “Risk Factors—Risks Related to the Debentures—We may not be able to pay the cash portion of the conversion value pursuant to any conversion of the debentures.”

Conversion Based on Common Stock Price

Holders may surrender debentures for conversion on any business day in any fiscal quarter, and only during such fiscal quarter, if, as of the last day of the immediately preceding fiscal quarter, the closing sale price of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of such preceding fiscal quarter was more than 130% of the base conversion price per share of common stock on the last day of such preceding fiscal quarter, which we refer to as the “conversion trigger price.”

The “closing sale price” of our common stock on any trading day means the reported last sale price per share (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the NASDAQ Global Select Market, or, if our common stock is not listed on the NASDAQ Global Select Market, as reported by the principal national securities exchange on which our common stock is listed, or otherwise as provided in the indentures.

Conversion Based on Trading Price of Debentures

Holders may also surrender debentures for conversion into our common stock prior to maturity during the five business day period after any five consecutive trading day period in which the “trading price” per $1,000 principal amount of debentures, as determined following a request by a holder of debentures in accordance with the procedures described below, for each trading day of that period was less than 98% of the product of the closing sale price of our common stock on such day and the applicable daily conversion rate for such day (referred to as the “trading price condition”).

The “trading price” of the debentures on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $5,000,000 principal amount of the debentures at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers we select, which may include the initial purchasers; provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the debentures from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the debentures, then the trading price per $1,000 principal amount of debentures will be deemed to be less than 98% of the product of the closing sale price of our common stock and the then applicable daily conversion rate.

In connection with any conversion upon satisfaction of the trading price condition, the trustee shall have no obligation to determine the trading price of either series of debentures unless we have requested such determination; and we shall have no obligation to make such request unless a holder of the debentures of a series provides us with reasonable evidence that the trading price per $1,000 principal amount of debentures of that series would be less than 98% of the product of the closing sale price of our common stock and the then applicable daily conversion rate. At such time, we shall instruct the trustee to determine the trading price of the debentures of that series beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of debentures is greater than 98% of the product of the closing sale price of our common stock and the then applicable daily conversion rate for that series of debentures.

Conversion Upon Notice of Redemption

If we call any or all of the debentures for redemption, holders may convert debentures that have been so called for redemption at any time prior to the close of business on the business day prior to the redemption date, even if the debentures are not otherwise convertible at such time. After the close of business on the business day prior to the redemption date, the holders’ right to convert their debentures under this conversion provision will expire unless we default in making the payment of the redemption price.

Conversion Upon Certain Distributions

If we elect to distribute to all holders of our common stock:

•

any rights entitling them to purchase, for a period expiring within 45 days of distribution, common stock, or securities convertible into common stock, at less than, or having a conversion price per share less than, the closing sale price of our common stock on the trading day immediately preceding the declaration date for such distribution; or

•

cash, debt securities, other assets or rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 15% of the closing sale price of our common stock on the trading day immediately preceding the declaration date for such distribution, we will notify the holders of debentures at least 35 days prior to the ex-dividend date for such distribution. Once we have given that notice, holders may surrender their debentures for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place. A holder may not convert its debentures under this conversion provision upon the above specified distributions if the holder will otherwise participate in such distribution on an as-converted basis. The “ex-dividend date” is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.

Conversion Upon a Fundamental Change

We will notify the holders of debentures and the trustee at least 20 calendar days prior to the effective date of any fundamental change, as defined below under “—Purchase of Debentures by Us for Cash at the Option of Holders Upon a Fundamental Change.” Holders may surrender debentures for conversion at any time beginning on the anticipated effective date of a fundamental change and ending on the trading day prior to the date of repurchase pursuant to the fundamental change. Upon the occurrence of a fundamental change, holders will be able to require us to purchase all or a portion of their debentures as described under “—Purchase of Debentures by Us for Cash at the Option of Holders Upon a Fundamental Change.” In addition, if the fundamental change results from a transaction described in clause (1), (2) or (4) of the definition of “change of control” or from a termination of trading, we will adjust the base conversion rate for the debentures tendered for conversion in connection with the fundamental change transaction, as described under “—Determination of Make Whole Premium.”

In addition, upon the occurrence of a fundamental change, holders will be able to require us to purchase all or a portion of their debentures as described under “—Purchase of Debentures by Us for Cash at the Option of Holders Upon a Fundamental Change.”

Conversion at Maturity

Holders may surrender the debentures for conversion at any time beginning on October 1, 2037 and ending at the close of business on the business day immediately preceding the maturity date.

Conversion Procedures

To convert a debenture, a holder must:

•	complete and manually sign a conversion notice, a form of which is on the back of the debenture, and deliver the conversion notice to the conversion agent;

•	surrender the debenture to the conversion agent;

•	if required by the conversion agent, furnish appropriate endorsements and transfer documents;

•	if required, pay funds equal to interest payable on the next interest payment date to which a holder is not entitled; and

•	if required, pay all transfer or similar taxes.

Pursuant to each indenture, the date on which all of the foregoing requirements have been satisfied is the conversion date.

The conversion agent will, on your behalf, convert the debentures into the right to receive cash and shares of our common stock, if any. You may obtain additional copies of the required form of the conversion notice from the conversion agent.

Upon conversion of a debenture, a holder will receive the payment described under “—Conversion Rights—General” above. Upon conversion of a debenture, a holder will not receive any cash payment representing any accrued and unpaid interest (including contingent interest). Instead, accrued and unpaid interest (including contingent interest) will be deemed paid by the consideration paid upon conversion. Our delivery to the holder of the cash and common stock, if any, into which such holder’s debentures are convertible, together with any cash payment for fractional shares, will be deemed to satisfy:

•	our obligation to pay the principal amount of the debentures; and

•	our obligation to pay accrued but unpaid interest, (including contingent interest), if any, attributable to the period from the most recent interest payment date through the conversion date.

As a result, accrued and unpaid interest, including contingent interest, if any, through the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the above, if debentures are converted after a regular record date but prior to the next succeeding interest payment date, holders of such debentures at the close of business on the record date will receive the interest payable on such debentures on the corresponding interest payment date notwithstanding the conversion. Such debentures, upon surrender for conversion, must be accompanied by funds equal to the amount of interest payable on the debentures so converted; provided that no such payment need be made:

•	if we have called the debentures for redemption on a redemption date that falls after a record date for an interest payment date and on or prior to the related interest payment date;

•	in connection with a conversion following the record date preceding the maturity date;

•	if we have specified a fundamental change purchase date that is after a record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest or overdue contingent interest, if any such interest exists at the time of conversion with respect to such debenture.

We will not be required to convert any debentures that are surrendered for conversion without payment of interest as required by this paragraph.

The base conversion rate will not be adjusted for accrued and unpaid interest (including contingent interest). For a discussion of the U.S. federal income tax consequences of the receipt of shares of our common stock and/or cash upon conversion of the debentures, see “Certain U.S. Federal Income Tax Considerations.”

Upon determining that the holders are or will be entitled to convert their debentures in accordance with these provisions, we will promptly issue a press release or otherwise publicly disclose this information and use our reasonable efforts to post such information on our website.

Base Conversion Rate Adjustments

The base conversion rate for each series of debentures shall be adjusted from time to time as follows:

(i) If we issue common stock as a dividend or distribution on our common stock to all holders of our common stock, or if we effect a share split or share combination, the base conversion rate will be adjusted based on the following formula:

CR1 =  CR0 x OS1/OS0

  where

CR0 =	the base conversion rate in effect immediately prior to the adjustment relating to such event

CR1 =	the new base conversion rate in effect taking such event into account

OS0 =	the number of shares of our common stock outstanding immediately prior to such event

OS1 =	the number of shares of our common stock outstanding immediately after such event.

Any adjustment made pursuant to this paragraph (i) shall become effective on the date that is immediately after (x) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, the new base conversion rate shall be readjusted to the base conversion rate that would then be in effect if such dividend or distribution had not been declared.

(ii) If we issue to all holders of our common stock any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase shares of our common stock, or if we issue to all holders of our common stock securities convertible into our common stock for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per share of common stock or a conversion price per share of common stock less than the closing sale price of our common stock on the business day immediately preceding the time of announcement of such issuance, the base conversion rate will be adjusted based on the following formula:

CR1 =	CR0 x (OS0+X)/(OS0+Y)

where

CR0 =	the base conversion rate in effect immediately prior to the adjustment relating to such event

CR1 =	the new base conversion rate taking such event into account

OS0 =	the number of shares of our common stock outstanding immediately prior to such event

X =	the total number of shares of our common stock issuable pursuant to such rights, warrants, options, other securities or convertible securities

Y =	the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the closing sale prices of our common stock for the 10 consecutive trading days prior to the business day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.

For purposes of this paragraph (ii), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, our common stock at less than the applicable closing sale price of our common stock, and in determining the aggregate exercise or conversion price payable for such common stock, there shall be taken into account any consideration we receive for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by our board of directors. Any adjustment made pursuant to this clause (ii) shall become effective on the date that is immediately after the date fixed for the determination of shareholders entitled to receive such rights, warrants, options, other securities or convertible securities. If any right, warrant, option, other security or convertible security described in this paragraph (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new base conversion rate shall be readjusted to the base conversion rate that would then be in effect if such right, warrant, option, other security or convertible security had not been issued.

(iii) If we distribute capital stock, evidences of indebtedness or other assets or property of ours to all holders of our common stock, excluding:

(A) dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in paragraph (i) or (ii) above,

(B) dividends or distributions paid exclusively in cash, and

(C) Spin-Offs described below in this paragraph (iii),

then the base conversion rate will be adjusted based on the following formula:

CR1 =	CR0 x SP0/(SP0-FMV)

where

CR0 =	the base conversion rate in effect immediately prior to the adjustment relating to such event

CR1 =	the new base conversion rate taking such event into account

SP0 =	the closing sale price of our common stock over the 10 consecutive trading days ending on the trading day immediately preceding the ex-dividend date for such distribution

FMV =	the fair market value (as determined in good faith by our board of directors) of the capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution

An adjustment to the base conversion rate made pursuant to this paragraph shall be made successively whenever any such distribution is made and shall become effective on the ex-dividend date for such distribution.

If we distribute to all holders of our common stock capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours (a “Spin-Off”), the base conversion rate in effect immediately before the close of business on the date fixed for determination of holders of our common stock entitled to receive such distribution will be adjusted based on the following formula:

CR1 =	CR0 x (FMV0+MP0)/MP0

where

CR0 =	the base conversion rate in effect immediately prior to the adjustment relating to such event

CR1 =	the new base conversion rate taking such event into account

FMV0 =	the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading days after the effective date of the Spin-Off

MP0 =	the average of the closing sale prices of our common stock over the first 10 consecutive trading days after the effective date of the Spin-Off.

An adjustment to the base conversion rate made pursuant to this paragraph will occur on the 10th trading day from and including the effective date of the Spin-Off.

If any such dividend or distribution described in this paragraph (iii) is declared but not paid or made, the new base conversion rate shall be readjusted to be the base conversion rate that would then be in effect if such dividend or distribution had not been declared.

(iv) If we pay or make any dividend or distribution consisting exclusively of cash to all holders of our common stock, the base conversion rate will be adjusted based on the following formula:

CR1 =	CR0 x SP0/(SP0 – C)

where

CR0 =	the base conversion rate in effect immediately prior to the adjustment relating to such event

CR1 =	the new base conversion rate taking such event into account

SP0 =	the average of the closing sale prices of our common stock over the 10 consecutive trading days ending on the trading day immediately preceding the ex-dividend date for such distribution

C =	the amount in cash per share that we distribute to holders of our common stock.

An adjustment to the base conversion rate made pursuant to this paragraph (iv) shall become effective on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this paragraph (iv) is declared but not so paid or made, the new base conversion rate shall be readjusted to the base conversion rate that would then be in effect if such dividend or distribution had not been declared.

(v) If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the closing sale price per share of common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the base conversion rate will be adjusted based on the following formula:

CR1 =	CR0 x (AC + (SP1 x OS1))/(SP1 x OS0)

where

CR0 =	the base conversion rate in effect immediately prior to the adjustment relating to such event

CR1 =	the new base conversion rate taking such event into account

AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for our common stock purchased in such tender or exchange offer

OS0 =	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires

OS1 =	the number of shares of our common stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)

SP1 =	the average of the closing sale prices of our common stock for the 10 consecutive trading days commencing on the trading day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the base conversion rate, no adjustment to the base conversion rate will be made. Any adjustment to the base conversion rate made pursuant to this paragraph (v) shall become effective on the date immediately following the determination of the average of the closing sale prices of our common stock for purposes of SP1 above. If we are or one of our subsidiaries is obligated to purchase our common stock pursuant to any such tender or exchange offer but we are or the relevant subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new base conversion rate shall be readjusted to be the base conversion rate that would then be in effect if such tender or exchange offer had not been made.

In addition to these adjustments, we may increase the base conversion rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the base conversion rate by any amount for any period of at least 20 business days if our board of directors has determined that such increase would be in our best interests. Any increase in the base conversion rate by our board of directors shall be subject to the maximum conversion rate. If our board of directors makes a determination to increase the base conversion rate, it will be conclusive. We will give holders of debentures at least 15 days’ notice of such an increase in the base conversion rate.

Notwithstanding the foregoing paragraphs (i) through (v) above, the base conversion rate applicable to each of the Series A debentures and the Series B debentures shall not exceed the maximum conversion rate of 29.7441 shares per $1,000 principal amount of such debentures, in each case, subject to adjustment in the manner set forth in paragraphs (i) through (iii) above.

If we adopt a rights plan while any debentures remain outstanding, holders of debentures will receive, upon conversion of debentures in respect of which we are required to deliver shares of common stock, in addition to such common stock, rights under the rights plan unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock, in which case the applicable base conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

We will not take any action that would result in an adjustment pursuant to the above provisions without complying with the shareholder approval rules of the NASDAQ Global Select Market or any stock exchange on which our common stock is listed at the relevant time.

We will not make any adjustment to the base conversion rate if holders of the debentures are permitted to participate, on an as-converted basis, in the transactions described above.

The applicable base conversion rate will not be adjusted upon certain events, including but not limited to:

•

the issuance of any of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common stock under any plan;

•

the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of ours;

•	the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the debentures were first issued;

•	a change in the par value of our common stock;

•	accumulated and unpaid dividends or distributions; or

•	as a result of a tender offer solely to holders of fewer than 100 shares of our common stock.

No adjustment in the base conversion rate will be required unless the adjustment would require an increase or decrease of at least 1% in the base conversion rate. If the adjustment is not made because the adjustment does not change the base conversion rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, all adjustments not previously made shall have effect with respect to any conversion of Series A debentures on or after November 1, 2012 and with respect to any conversion of Series B debentures on or after November 1, 2014.

If any adjustment is made to the base conversion rate pursuant to the provisions described above, the same proportional adjustment will be made to the maximum conversion rate, the incremental share factor and any fixed conversion rate; provided that no adjustment will be made to the maximum conversion rate as a result of any adjustment to the base conversion rate as described in paragraph (iv) and (v) above.

For a discussion of the U.S. federal income tax consequences of an adjustment to the base conversion rate of the debentures, see “Certain U.S. Federal Income Tax Considerations.”

Business Combinations

In the case of the following events (each, a “business combination”):

•

any recapitalization, reclassification or change of our common stock, other than (a) a change in par value, or from par value to no par value, or from no par value to par value, or (b) as a result of a subdivision or combination;

•	any consolidation, merger or combination involving us;

•	any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of ours and our subsidiaries; or

•	any statutory share exchange;

in each case as a result of which holders of our common stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our common stock, then from and after the effective date of such business combination, the settlement of the conversion obligation will be based on, and each remaining share, if any, deliverable in respect of any such settlement will consist of, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which holders of our common stock are entitled to receive in respect of each share of common stock upon such business combination. For purposes of the foregoing, where a business combination involves a transaction that causes our common stock to be converted into the right to receive more than a single type of consideration based upon any form of stockholder election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We may not become a party to any such transaction unless its terms are materially consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of debentures to convert its debentures prior to the effective date of the business combination.

Contingent Interest

We will pay contingent interest to the holders of the debentures during any six-month period from May 1 to October 31 and from November 1 to April 30, commencing after November 1, 2012 in the case of the Series A debentures and November 1, 2014 in the case of the Series B debentures, if the average market price of the debentures for the five trading days ending on the third trading day immediately preceding the first day of the applicable six-month period equals 120% or more of the principal amount of the debentures.

The contingent interest payable per debenture in respect of any six-month period in which contingent interest is payable will equal the annual rate of 0.25% of the average market price of a debenture for the five trading day measuring period.

Contingent interest, if any, will be payable on the interest payment date of the relevant six-month period to holders of the debentures as of the record date relating to such interest payment date.

The “market price” of a debenture on any date of determination means the average of the secondary market bid quotations per debenture obtained by the bid calculation agent for $5,000,000 aggregate principal amount of debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent, nationally recognized securities dealers we select, provided that if:

•	at least three such bids are not obtained by the bid calculation agent, or

•	in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the debentures,

then the market price of the debentures will equal the average of the daily conversion values for each of the five trading days ending on such determination date, appropriately adjusted.

The bid calculation agent will initially be the trustee. However, we may change the bid calculation agent. The bid calculation agent will solicit bids from securities dealers that are believed by us to be willing to bid for the debentures.

Upon determination that debenture holders will be entitled to receive contingent interest during a relevant six-month period, we will promptly issue a press release or otherwise publicly disclose this information and use our reasonable efforts to post such information on our website.

Determination of Make Whole Premium

If a fundamental change occurs prior to November 1, 2012 in the case of the Series A debentures and November 1, 2014 in the case of the Series B debentures as a result of a transaction described in clauses (1), (2) or (4) of the definition of change of control or as a result of a termination of trading (in each case, as set forth under “—Purchase of Debentures by Us for Cash at the Option of Holders Upon a Fundamental Change”) and a holder elects to convert its debentures in connection with such transaction, we will pay a make whole premium by increasing the applicable base conversion rate for the debentures surrendered for conversion if and as required below. A conversion of debentures will be deemed for these purposes to be “in connection with” such a transaction if the notice of conversion is received by the conversion agent from and including the effective date of such transaction and prior to the close of business on the business day prior to the fundamental change purchase date of such transaction as described under “—Purchase of Debentures by Us for Cash at the Option of Holders Upon a Fundamental Change.” Any make whole premium will have the effect of increasing the amount of any cash, securities or other assets otherwise due to the holders of debentures upon conversion.

Any increase in the applicable base conversion rate will be determined by reference to the applicable table below and is based on the date on which such fundamental change transaction becomes effective (the “effective date”) and the price (the “stock price”) paid, or deemed paid, per share of our common stock in such transaction, subject to adjustment as described below. If the holders of our common stock receive only cash in the fundamental change transaction, the stock price shall be the cash amount paid per share of common stock. Otherwise, the stock price shall be the average of the closing sale prices of our common stock for each of the ten consecutive trading days prior to but excluding the effective date.

The stock prices set forth in the first column of the Series A Debentures Make-Whole Table and the Series B Debentures Make-Whole Table will be adjusted as of any date on which the base conversion rate of the debentures is adjusted as set forth under “—Conversion Rights—Base Conversion Rate Adjustments” above. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the base conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the base conversion rate as so adjusted. The base conversion rate adjustment amounts set forth in the table below will be adjusted in the same manner as the base conversion rate as set forth above under “—Conversion Rights—Base Conversion Rate Adjustments.”

For a discussion of the U.S. federal income tax consequences of the payment of a make whole premium by way of an adjustment to the base conversion rate of the debentures, see “Certain U.S. Federal Income Tax Considerations.”

Series A Debentures Make-Whole Table

The following table sets forth the amount, if any, by which the applicable base conversion rate for Series A debentures will increase per $1,000 principal amount of the Series A debentures for each stock price and effective date set forth below:

	Make Whole Premium (Increase in Applicable Base Conversion Rate) for Series A Debentures
Stock Price on Effective Date	10/31/07	11/1/08	11/1/09	11/1/10	11/1/11	11/1/12
$ 33.62	10.2397	10.2397	10.2397	10.2397	10.2397	10.2397
$ 40.00	8.8996	7.9952	7.0379	6.1011	5.4956	5.4956
$ 50.00	8.5729	7.5390	6.3540	4.9826	3.3401	0.4956
$ 60.00	6.5612	5.6468	4.5636	3.2938	1.7859	0.0000
$ 80.00	3.9711	3.4063	2.7253	1.9273	1.0271	0.0000
$100.00	2.3989	2.0739	1.6945	1.2640	0.7459	0.0000
$150.00	0.5767	0.4615	0.3292	0.2000	0.0960	0.0000
$200.00	0.5166	0.4430	0.3468	0.2396	0.1261	0.0000
$250.00	0.4275	0.3723	0.2911	0.1990	0.1018	0.0000

The actual stock price and effective date may not be set forth in the table above, in which case:

•

If the actual stock price on the effective date is between two stock price amounts in the table or the actual effective date is between two effective dates in the table, the amount of the base conversion rate adjustment will be determined by straight-line interpolation between the adjustment amounts set forth for the higher and lower stock price amounts and the two effective dates, as applicable, based on a 365-day year;

•	If the actual stock price on the effective date exceeds $250.00 per share of our common stock (subject to adjustment as described above), no adjustment to the base conversion rate will be made; and

•	If the actual stock price on the effective date is less than $33.62 per share of our common stock (subject to adjustment as described above), no adjustment to the base conversion rate will be made.

Notwithstanding the foregoing, the base conversion rate for Series A debentures shall not exceed 29.7441 shares per $1,000 principal amount of such debentures, subject to adjustment in the manner set forth in clauses (i) through (iii) above under “—Conversion Rights—Base Conversion Rate Adjustments” above.

Our obligation to increase the base conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of economic remedies.

Series B Debentures Make-Whole Table

The following table sets forth the amount, if any, by which the applicable base conversion rate for Series B debentures will increase per $1,000 principal amount of the Series B debentures for each stock price and effective date set forth below:

	Make Whole Premium (Increase in Applicable Base Conversion Rate) for Series B Debentures
Stock Price on Effective Date	10/31/07	11/1/08	11/1/09	11/1/10	11/1/11	11/1/12	11/1/13	11/1/14
$ 33.62	10.2397	10.2397	10.2397	10.2397	10.2397	10.2397	10.2397	10.2397
$ 40.00	9.1243	8.4136	7.7057	7.0182	6.3205	5.6632	5.4956	5.4956
$ 50.00	8.6450	7.8462	6.9879	6.1228	5.1611	4.0804	2.7695	0.4956
$ 60.00	7.0255	6.2646	5.4309	4.5998	3.6716	2.6312	1.4168	0.0000
$ 80.00	5.0086	4.3940	3.7125	3.0622	2.3531	1.5969	0.8231	0.0000
$100.00	3.9370	3.4428	2.8962	2.3862	1.8339	1.2510	0.6537	0.0000
$150.00	2.5442	2.2370	1.8851	1.5714	1.2166	0.8314	0.4348	0.0000
$200.00	1.7871	1.5849	1.3464	1.1431	0.8966	0.6203	0.3254	0.0000
$250.00	1.2785	1.1379	0.9700	0.8401	0.6740	0.4785	0.2584	0.0000

The actual stock price and effective date may not be set forth in the table above, in which case:

•

If the actual stock price on the effective date is between two stock price amounts in the table or the actual effective date is between two effective dates in the table, the amount of the base conversion rate adjustment will be determined by straight-line interpolation between the adjustment amounts set forth for the higher and lower stock price amounts and the two effective dates, as applicable, based on a 365-day year;

•	If the actual stock price on the effective date exceeds $250.00 per share of our common stock (subject to adjustment as described above), no adjustment to the base conversion rate will be made; and

•	If the actual stock price on the effective date is less than $33.62 per share of our common stock (subject to adjustment as described above), no adjustment to the base conversion rate will be made.

Notwithstanding the foregoing, the base conversion rate for Series B debentures shall not exceed 29.7441 shares per $1,000 principal amount of such debentures, subject to adjustment in the manner set forth in clauses (i) through (iii) above under “—Conversion Rights—Base Conversion Rate Adjustments” above.

Our obligation to increase the base conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of economic remedies.

Redemption of Debentures at Our Option

Prior to November 1, 2012 in the case of the Series A debentures and November 1, 2014 in the case of Series B debentures, the debentures will not be redeemable at our option. Beginning on November 1, 2012 in the case of the Series A debentures and November 1, 2014 in the case of Series B debentures, and thereafter, we may redeem the debentures for cash at any time as a whole, or from time to time in part. The redemption price of a debenture will be 100% of the principal amount of such debenture, plus accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the redemption date. Notwithstanding the preceding sentence, if the redemption date falls after the record date for the payment of an installment of interest and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any, including contingent interest, if any, on such interest payment date to the holder of record at the close of business on the corresponding record date (which may or may not be the same person to whom we will pay the redemption price), and the redemption price will equal 100% of the principal amount of the debentures to be redeemed. We will give not less than 30 days nor more than 60 days notice of redemption by mail to holders of the debentures. The notice of redemption will inform the holders of the percentage of the daily share amount that will be settled in cash, if any, with respect to any debentures that may be converted in connection with the redemption at our option specified in any such notice of redemption. If the redemption notice is given and funds are deposited as required, then interest, including contingent interest, if any, will cease to accrue on and after the redemption date on those debentures or portions of debentures called for redemption.

If we decide to redeem fewer than all of the outstanding debentures, the trustee may select the debentures to be redeemed by lot, pro rata, or by another method the trustee considers fair and appropriate.

If the trustee selects a portion of your debentures for partial redemption and you convert a portion of your debentures, the converted portion will be deemed to be included in the portion selected for redemption.

Purchase of Debentures by Us at the Option of the Holder

Holders of Series A debentures have the right to require us to purchase for cash all or a portion of their Series A debentures on November 1, 2012, 2017, 2022, 2027 and 2032. Holders of Series B debentures have the right to require us to purchase for cash all or a portion of their Series B debentures on November 1, 2014, 2017, 2022, 2027 and 2032. We will be required to purchase, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the purchase date, any outstanding debenture for which a written purchase notice has been properly delivered by the holder to the paying agent (which will initially be the trustee) and not withdrawn, subject to certain additional conditions. Notwithstanding the preceding sentence, if a purchase date falls after a record date for the payment of an installment of interest and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any, including contingent interest, if any, on such interest payment date to the holder of record at the close of business on the corresponding record date (which may or may not be the same person to whom we will pay the purchase price) and the purchase price will equal 100% of the principal amount of the debentures repurchased. We may also add additional dates on which you may require us to purchase all or a portion of your debentures, although we cannot assure you that we will do so. You may submit your purchase notice to the paying agent at any time from the opening of business on the date that is 20 business days prior to the purchase date until the close of business on the business day immediately preceding the purchase date.

We will be required to give notice on a date not less than 20 business days prior to the purchase date to all holders at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, stating among other things, the repurchase price and the procedures that holders must follow to require us to purchase their debentures.

Your purchase notice electing to require us to purchase your debentures must state:

•	if certificated debentures have been issued, the debenture certificate numbers, or if not, such information as may be required under applicable DTC procedures;

•	the portion of the principal amount of debentures to be purchased, in integral multiples of $1,000; and

•	that we are to purchase the debentures pursuant to the applicable provisions of the debentures and the indenture.

You may withdraw any purchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the purchase date. The notice of withdrawal must state:

•	the principal amount of the withdrawn debentures;

•	if certificated debentures have been issued, the certificate numbers of the withdrawn debentures, or if not, such information as may be required under applicable DTC procedures; and

•	the principal amount, if any, of debentures that remain subject to your purchase notice.

Our ability to purchase debentures with cash may be limited by the terms of our then existing borrowing agreements. See “Risk Factors—Risks Relating to the Debentures—We may not have the ability to purchase the debentures when required under the terms of the debentures.” The indentures will prohibit us from purchasing debentures in connection with the holders’ purchase right if any event of default under the indenture has occurred and is continuing, except a default in the payment of the purchase price with respect to the debentures. As a result, if an event of default has occurred and is continuing, we will also default on the payment of the purchase price of any debentures that we are required to purchase.

A holder must either effect book-entry transfer or deliver the debentures to be purchased, together with necessary endorsements, to the office of the paying agent after delivery of the purchase notice to receive payment of the purchase price. You will receive payment in cash on the later of the purchase date or the time of book-entry transfer or the delivery of the debentures. If the paying agent holds money or securities sufficient to pay the purchase price of the debentures on the business day following the purchase date, then, immediately after the purchase date:

•	the debentures will cease to be outstanding;

•	interest, including contingent interest, if any, on such debentures will cease to accrue; and

•	all other rights of the holder of such debentures will terminate, except the right to receive the purchase price upon delivery of the debentures.

This will be the case whether or not book-entry transfer of the debentures is made or whether or not the debentures are delivered to the paying agent.

We will comply with the provisions of any tender offer rules under the Exchange Act that may be applicable at the time. We will file Schedule TO or any other schedule under the Exchange Act required in connection with any offer by us to purchase the debentures at your option.

Purchase of Debentures by Us for Cash at the Option of Holders Upon a Fundamental Change

In the event of a fundamental change, as defined below, each holder of debentures will have the right to require us to purchase for cash all of such holder’s debentures, or any portion thereof in integral multiples of $1,000 principal amount, on the date, which we refer to as the “fundamental change purchase date,” that is 30 business days after the date on which the fundamental change occurs (or on which the transaction constituting the fundamental change becomes effective), at a purchase price equal to 100% of the principal amount of the debentures to be purchased, plus accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the fundamental change purchase date (such purchase price, the “fundamental change purchase price”). If such fundamental change purchase date is after a record date and on or prior to the related interest payment date, however, then the interest payable on such date will be paid to the holder of record of the debentures on the relevant record date (which may or may not be the same person to whom we will pay the fundamental change purchase price), and the fundamental change purchase price will equal 100% of the principal amount of the debentures to be purchased.

No later than 20 calendar days prior to the date on which a fundamental change is expected to occur (or a transaction constituting a fundamental change is expected to become effective), we are required to give notice to all holders of record of debentures, as provided in the indenture, of the occurrence of the fundamental change and of the resulting purchase right (an “issuer fundamental change notice”). Such issuer fundamental change notice will state, among other things, the fundamental change purchase date. We must also deliver a copy of the issuer fundamental change notice to the trustee and the paying agent.

In order to exercise the purchase right upon a fundamental change, a holder must deliver by the close of business on the business day prior to the fundamental change purchase date a “fundamental change purchase notice” stating, among other things:

•	if the debentures are in certificated form, the certificate numbers of the holder’s debentures to be delivered for purchase;

•	the portion of the principal amount of debentures to be purchased, which must be $1,000 or an integral multiple of $1,000; and

•	that the debentures are to be purchased by us pursuant to the applicable provisions of the debentures and the indenture.

If the debentures are not in certificated form, a fundamental change purchase notice must comply with appropriate DTC procedures.

A holder may withdraw any fundamental change purchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change purchase date. If a holder of debentures delivers a fundamental change purchase notice, it may not thereafter surrender those debentures for conversion unless the fundamental change purchase notice is withdrawn. The notice of withdrawal shall state:

•	the principal amount being withdrawn, which must be $1,000 or an integral multiple of $1,000;

•	if the debentures are in certificated form, the certificate numbers of the debentures being withdrawn; and

•	the principal amount, if any, of the debentures that remains subject to the fundamental change purchase notice.

If the debentures are not in certificated form, a withdrawal notice must comply with appropriate DTC procedures.

In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

•	file a Schedule TO, if required, or any other required schedule under the Exchange Act.

Payment of the fundamental change purchase price for a debenture for which a fundamental change purchase notice has been delivered by a holder and not validly withdrawn is conditioned upon delivery of the debenture, together with necessary endorsements, to the paying agent at any time after delivery of the fundamental change purchase notice. Payment of the fundamental change purchase price for the debenture will be made promptly following the later of the fundamental change purchase date or the time of delivery of the debenture, together with necessary endorsements.

If the paying agent holds funds sufficient to pay the fundamental change purchase price of the debentures on the fundamental change purchase date in accordance with the terms of the indenture, then, immediately after the fundamental change purchase date, whether or not the debentures are delivered to the paying agent by book-entry transfer or otherwise:

•	such debentures will cease to be outstanding;

•	interest on such debentures will cease to accrue; and

•	all rights of the holder of such debentures will terminate except the right to receive the fundamental change purchase price upon delivery of the debentures.

A “fundamental change” means the occurrence of a change of control or a termination of trading, each as defined below.

A “change of control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of voting stock representing 50% or more of the total voting power of all outstanding voting stock of the company; or

(2) the company consolidates with, or merges with or into, another person or the company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, other than any such transaction where immediately after such transaction the person or persons that “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) immediately prior to such transaction, directly or indirectly, voting stock representing a majority of the total voting power of all outstanding voting stock of the company, “beneficially own or owns” (as so determined), directly or indirectly, voting stock representing a majority of the total voting power of the outstanding voting stock of the surviving or transferee person; or

(3) during any consecutive two-year period, the continuing directors cease for any reason to constitute a majority of the board of directors of the company; or

(4) the adoption of a plan of liquidation or dissolution of the company.

For purposes of this definition, “continuing directors” means, as of any date of determination, any member of the board of directors of the company who was (a) a member of such board of directors on the date of the indenture or (b) nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election.

Notwithstanding the foregoing, it will not constitute a change of control if at least 90% of the consideration for our common stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the change of control consists of common stock and any associated rights listed on a United States national securities exchange or quoted on a national automated dealer quotation system, or which will be so traded or quoted when issued or exchanged in connection with the change of control, and as a result of such transaction or transactions the debentures become convertible solely into cash and/or such common stock.

A “termination of trading” will be deemed to have occurred if our common stock (or other common stock into which the debentures are then convertible) is not listed on a United States national securities exchange or approved for quotation and trading on a national automated dealer quotation system or established automated over-the-counter trading market in the United States, other than as a result of a transaction described in clause (2) of the definition of change in control.

Clause (2) of the definition of change of control includes a phrase relating to the conveyance, transfer, lease, or other disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of debentures to require us to repurchase such debentures as a result of a conveyance, transfer, lease, or other disposition of less than all of our assets may be uncertain.

In some circumstances, the fundamental change repurchase feature of the debentures may make it more difficult or discourage a takeover of us and thus the removal of incumbent management. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to accumulate shares of common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is the result of negotiations between us and the initial purchasers.

We may, to the extent permitted by applicable law, at any time purchase the debentures in the open market or by tender at any price or by private agreement. Any debenture purchased by us will be surrendered to the trustee for cancellation. Any debentures surrendered to the trustee may not be reissued or resold and will be canceled promptly.

The foregoing provisions would not necessarily protect holders of the debentures if highly leveraged or other transactions involving us occur that may materially adversely affect holders. Our ability to repurchase debentures upon the occurrence of a fundamental change is subject to important limitations. We cannot assure holders that we would have the financial resources, or would be able to arrange financing, to pay the fundamental change purchase price for all the debentures that might be delivered by holders of debentures seeking to exercise the fundamental change purchase right. Furthermore, payment of the fundamental change purchase price may violate or may be limited by the terms of our existing or future indebtedness. Any failure by us to repurchase the debentures when required would result in an event of default under the indenture. Any such default would, in turn, cause a default under the 2003 Notes and our secured revolving credit facility and may cause a default under other indebtedness. See “Risk Factors—Risks Related to the Debentures—We may not have the ability to purchase debentures when required under the terms of the debentures.”

Consolidation, Merger, Sale or Conveyance

Under each indenture, we are not permitted to consolidate with or merge with or into any other entity and we are not permitted to sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of our assets to any entity in a single transaction or series of related transactions, unless:

(1) either (A) we are the surviving entity or (B) the surviving entity (if other than us) is organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes by a supplemental indenture, the due and punctual payment of the principal of, and interest on, all the debentures and the performance and observance of every covenant of the indenture to be performed or observed by us;

(2) after giving effect to the transaction no event of default, and no event that, after notice or passage of time, would become an event of default, has occurred and is continuing; and

(3) certain other conditions in the indenture are met.

There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a conveyance, transfer, lease or other disposition of less than all of our assets.

Upon the assumption of our obligations by such corporation in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the debentures and the indenture. Although such transactions are permitted under each indenture, certain of the foregoing transactions occurring could constitute a fundamental change of the company, permitting each holder to require us to purchase the debentures of such holder or to convert their debentures each as described above. For a discussion of the U.S. federal income tax consequences of an assumption of our obligations under the debentures and the applicable indenture by such corporation, see “Certain U.S. Federal Income Tax Considerations.”

Events of Default; Waiver and Notice

The following are events of default under each indenture:

(1)	default in payment of any principal amount, redemption price, purchase price or fundamental change purchase price with respect to any debenture when such payment becomes due and payable;

(2)	default for 30 days in payment of any interest (including contingent interest, if any) on the debentures;

(3)	failure for 15 days to convert any debentures into cash and, if applicable, shares of our common stock in the amounts set forth in the indenture;

(4)	failure to provide an issuer fundamental change notice within the time required to provide such notice;

(5)	our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the debentures then outstanding has been received by us to comply with any of our agreements in the debentures or the indentures;

(6)

default by us or any of our subsidiaries in the payment of principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any of our indebtedness or indebtedness of our subsidiaries for money borrowed in excess of $50.0 million in the aggregate, whether such indebtedness exists or shall hereafter be created, resulting in such indebtedness becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by us or such subsidiary, provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would not be deemed to have occurred; and

(7)	certain events involving our bankruptcy, insolvency or reorganization.

The trustee may withhold notice to the holders of the debentures of any default, except defaults in payment of principal or interest (including contingent interest or additional amounts, if any) on the debentures. However, the trustee must consider it to be in the interest of the holders of the debentures to withhold this notice.

If an event of default, other than an event of default described in clause (7) above, shall have happened and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the debentures then outstanding may declare the principal amount of the debentures as of the date of such declaration plus accrued interest (including contingent interest), if any, through the date of such declaration to be immediately due and payable. If an event of default described in clause (7) above shall occur, the principal amount of the debentures as of the date on which such event occurs plus accrued interest (including contingent interest), if any, through the date on which such event occurs shall automatically become and be immediately due and payable.

After acceleration, the holders of a majority in aggregate principal amount of the debentures may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal or other specified amount, have been cured or waived.

Prior to the declaration of the acceleration of the debentures, the holders of a majority in aggregate principal amount of the debentures may waive, on behalf of all of the holders of the debentures, any default and its consequences, except an event of default described in paragraphs (1), (2) or (3) above or a default in respect of a provision that cannot be amended without the consent of all of the holders of the debentures. Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

Notwithstanding the foregoing, each indenture provides that, to the extent elected by us, the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under the caption “—Reports,” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 365 days after the occurrence of such an event of default consist exclusively of the right to receive special interest on the debentures at an annual rate equal to 0.50% of the principal amount of the debentures. This special interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first regular interest payment date following the date on which the special interest began to accrue on any debentures. The special interest will accrue on all outstanding debentures from and including the date on which an event of default relating to a failure to comply with the reporting obligations in the indentures or a failure to comply with Section 314(a)(1) of the Trust Indenture Act first occurs to but not including the 365th day thereafter (or such earlier date on which the event of default shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to the reporting obligations under the indentures and Section 314(a)(1) of the Trust Indenture Act is cured or waived prior to such 365th day), such special interest will cease to accrue and, if the event of default relating to the reporting obligations under the indentures and Section 314(a)(1) of the Trust Indenture Act has not been cured or waived prior to such 365th day, the debentures will be subject to acceleration as provided above. The provisions of each indenture described in this paragraph will not affect the rights of holders in the event of the occurrence of any other event of default. In the event we do not elect to pay special interest upon an event of default in accordance with this paragraph, the debentures will be subject to acceleration as provided above.

If we elect to pay special interest in connection with an event of default relating to the failure to comply with reporting obligations in the indenture, which are described below under “—Reports,” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act in accordance with the immediately preceding paragraph, we will notify all holders of debentures and the trustee and paying agent of such election on or before the close of business on the date on which such event of default first occurs.

A holder does not have any right to institute any proceeding under the indenture, or appoint a receiver or a trustee, or any other remedy under the indenture, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debentures;

(2)	the holders of at least 25% in aggregate principal amount of the debentures have made a written request to the trustee to institute the proceeding;

(3)	such holder or holders offer to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense; and

(4)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the debentures within 60 days after the original request.

Holders may, however, sue to enforce the payment of the principal amount, accrued and unpaid interest (including contingent interest), if any, redemption price, purchase price or change in control purchase price with respect to any debenture on or after the due date or to enforce the right, if any, to convert any debenture without following the procedures listed in (1) through (4) above.

If any portion of the amount payable on the debentures upon acceleration is considered by a court to be unearned interest (through the allocation of a portion of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification of the Indenture

We and the trustee may amend the applicable indenture or the Series A debentures or the Series B debentures, as the case may be, with the consent of the holders of not less than a majority in aggregate principal amount of the Series A debentures or Series B debentures, as the case may be, then outstanding. However, the consent of the holder of each outstanding debenture affected is required to:

•	change the maturity of any payment of principal of or any installment of interest on any debenture (including the payment of contingent interest, if any);

•	reduce the principal amount thereof or alter the manner or rate of accrual of interest (including contingent interest) on the debentures;

•	reduce any amount payable upon redemption or repurchase of any debenture;

•	change our obligation to redeem any debentures on a redemption date in a manner adverse to such holder;

•	change our obligation to repurchase any debenture at the option of the holder in a manner adverse to such holder;

•	change our obligation to repurchase any debenture upon a fundamental change in a manner adverse to such holder;

•	change the currency of payment of principal or interest (including the payment of contingent interest), if any, in respect of any debentures;

•	impair the right of a holder to convert any debenture or reduce the number of shares of common stock or any other property receivable upon conversion;

•	make any change in the amendment provisions of the indentures which require each holder’s consent or change in the waiver provisions of the indenture; or

•	impair the right to institute suit for the enforcement of any payment with respect to any debenture.

We and the trustee may, without the consent of the holders of the debentures, enter into supplemental indentures for, among others, one or more of the following purposes:

•	to evidence the succession of another corporation to our company, and the assumption by such successor corporation of our obligations under the indenture and the applicable series of debentures;

•	to add to our covenants, or surrender any of our rights, or add any rights for the benefit of the holders of the applicable series of debentures;

•	to secure our obligations in respect of the applicable series of debentures;

•	to establish the forms or terms of the debentures;

•

to cure any ambiguity, omission, defect or inconsistency in the indenture, to correct or supplement any provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, so long as the interests of holders of debentures are not adversely affected in any material respect under the indenture;

•	to evidence and provide for the acceptance of the appointment of a successor trustee under the indenture;

•	to comply with the requirements of the SEC in order to maintain qualification of the indenture under the Trust Indenture Act, as contemplated by the indenture or otherwise;

•

to provide for conversion rights of holders if any reclassification or change of common stock or any consolidation, merger or sale of all or substantially all of our property and assets occurs or otherwise comply with the provisions of the indenture in the event of a merger, consolidation or transfer of assets; and

•	to make any change that does not adversely affect the rights of the holders of the applicable series of debentures in any material respect;

provided that any amendment described in the fifth bullet point above made solely to conform the provisions of the indenture to the description of the debentures contained in this prospectus will not be deemed to adversely affect the interests of holders of the debentures.

The holders of a majority in aggregate principal amount of the outstanding Series A debentures or Series B debentures, as the case may be, may, on behalf of all the holders of all such debentures:

•	waive compliance by us with certain restrictive provisions of the applicable indenture, as detailed in the indenture; or

•

waive any past default or event of default under the applicable indenture and its consequences, except a default or event of default in the payment of any amount due, or in the obligation to deliver amounts due upon conversion, with respect to any debenture, or in respect of any provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debenture affected.

Discharge of the Indenture

We may satisfy and discharge our obligations under the applicable indenture by delivering to the trustee for cancellation all outstanding Series A debentures or Series B debentures, as the case may be, or by depositing with the trustee, the paying agent or the conversion agent, if applicable, after the debentures of the applicable series have become due and payable, whether at stated maturity, on any redemption date, on any purchase date, or on a fundamental change purchase date, or upon conversion or otherwise, cash or common stock (as applicable under the terms of the indenture) sufficient to pay all amounts due in respect of the outstanding debentures of the applicable series and paying all other sums payable by us under the applicable indenture.

Reports

We are required to file with the trustee, within 15 days after filing the same with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event we are at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will file all reports, if any, as may be required by the provisions of Section 314(a) of the Trust Indenture Act with the trustee.

Calculations in Respect of Debentures

We are responsible for making all calculations called for under the debentures. We will make all these calculations in good faith and, absent manifest error, our calculations are final and binding on holders of debentures. We will provide a schedule of our calculations to the trustee upon the trustee’s request and the trustee is entitled to conclusively rely upon the accuracy of our calculations without independent verification.

Governing Law

The indentures and the debentures are governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

U.S. Bank National Association is the trustee, registrar, paying agent and conversion agent under each indenture for the debentures. The trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.

The indentures contain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in some cases or to realize on some property received on any claim as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the debentures, the trustee must eliminate such conflict or resign.

Payment and Paying Agent

We maintain an office in the Borough of Manhattan, The City of New York, where we will pay the principal on the debentures and you may present the debentures for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee.

We may pay interest by check mailed to your address as it appears in the debenture register, provided that if you are a holder with an aggregate principal amount in excess of $2.0 million, you will be paid, at your written election, by wire transfer in immediately available funds.

However, payments to DTC will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

Notices

Except as otherwise described herein, notice to registered holders of the debentures will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Book-Entry System

We initially issued each series of the debentures in the form of global securities. Each global security was deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You will hold your beneficial interests in the applicable global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC. Debentures in definitive certificated form (called “certificated securities”) will be issued only in limited circumstances described below.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for institutions that have accounts with DTC (called “participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, which may include the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (called, the “indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

The accounts to be credited shall be designated by the initial purchasers. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities is shown on, and the transfer of those beneficial interests are effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants.

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

Owners of beneficial interests in global securities who desire to convert their interests should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut off times, for submitting requests for conversion. So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debentures represented by the global security for all purposes under the applicable indenture and series of debentures. In addition, no owner of a beneficial interest in a global security is able to transfer that interest except in accordance with the applicable procedures of DTC and the applicable procedures of its participants and indirect participants.

Except as set forth below, as an owner of a beneficial interest in a global security, you will not be entitled to have the debentures represented by the global security registered in your name, will not be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any debentures under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in a global security desires to take action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action. Additionally, in such case, the participants would authorize beneficial owners through such participants to take such action or would otherwise take such action upon the instructions of beneficial owners owning through them.

We will make payments of principal of and interest on the debentures represented by the global securities registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global securities. Neither we, the trustee nor any paying agent have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global securities or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that DTC or its nominee, upon receipt of any payment of principal of or interest on a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in a global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We do not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in a global security for any debenture or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in a global security owning through such participants.

Transfers between participants in DTC are effected in the ordinary way in accordance with DTC rules and are settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of debentures only at the direction of one or more participants to whose account the DTC interests in a global security is credited and only in respect of such portion of the aggregate principal amount of debentures as to which such participant has or participants have given such direction. However, if DTC notifies us that it is unwilling to be a depositary for a global security or ceases to be a clearing agency or there is an event of default under the debentures of a series, DTC will exchange the global security for certificated securities in fully registered form which it will distribute to its participants. Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee have any responsibility or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Registration Rights

We entered into a registration rights agreement with the initial purchasers pursuant to which we have agreed to use our reasonable best efforts to keep the registration statement of which this prospectus forms a part effective until the earliest of (1) the sale pursuant to the shelf registration statement of the debentures and all of the shares of common stock issuable upon conversion of the debentures, (2) the date when the holders, other than holders that are our “affiliates,” of the debentures and the common stock issuable upon conversion of the debentures are able to sell all such securities immediately without restriction pursuant to the provisions of Rule 144 under the Securities Act or any successor rule thereto or otherwise and (3) October 31, 2009 (the earliest such occurrence, the “registration statement termination date”).

We will provide to each registered holder copies of the prospectus, if requested, and take certain other actions as are required to permit unrestricted resales of the debentures and the common stock issuable upon conversion of the debentures. A holder who sells its securities pursuant to the shelf registration statement is required to be named as a selling securityholder in the related prospectus, may be required to deliver a prospectus to purchasers and will be bound by the provisions of the registration rights agreement, which are applicable to that holder, including certain indemnification provisions.

We will be permitted to suspend the use of the prospectus that is part of the shelf registration statement if our board of directors determines to do so for valid business reasons, including circumstances relating to pending corporate developments and similar events or public filings with the SEC, for a period not to exceed 45 days in any three-month period and not to exceed an aggregate of 120 days in any twelve-month period. We need not specify the nature of the event giving rise to a suspension in any notice of a suspension provided to the holders.

If:

(a) the registration statement shall cease to be effective or fail to be usable, except as permitted in the preceding paragraph, without being succeeded within seven business days by a post-effective amendment or a report filed with the SEC pursuant to the Exchange Act that cures the failure of the registration statement to be effective or usable; or

(b) the prospectus has been suspended as described in the preceding paragraph longer than the period permitted by such paragraph,

each such occurrence a “registration default,” additional interest will accrue on the debentures, from and including the day following the registration default to but excluding the day on which the registration default has been cured. Additional interest will be paid semi-annually in arrears, with the interest payment due on the first regular interest payment date following the date on which such additional interest begin to accrue, and will accrue at an annual rate per year equal to:

•	0.25% of the principal amount of the debentures to and including the 90th day following such registration default; and

•	0.50% of the principal amount of the debentures from and after the 91st day following such registration default,

in each case in addition to the applicable coupon rate for the debentures.

In no event will additional interest accrue after the registration statement termination date or at a rate per year exceeding 0.50% of the issue price of the debentures. We will have no other liabilities for monetary damages with respect to any registration default. If a holder has converted some or all of its debentures into common stock, the holder will not be entitled to receive any additional interest with respect to such common stock or the principal amount of the debentures converted.

This summary of the registration rights agreement is not complete. This summary is subject to, and is qualified in its entirety by reference to, all of the provisions of the registration rights agreement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes the material terms and provisions of the indicated securities. For the complete terms of our common stock and preferred stock, please refer to our charter and amended and restated by-laws that we have filed with the SEC. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware.

We are authorized to issue 200,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $1.00 par value per share.

Common stock

Voting.    For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share held of record. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any outstanding preferred stock, of which there currently is none outstanding, persons who hold more than 50% of the outstanding common stock entitled to elect members of our board of directors can elect all of the directors who are up for election in a particular year.

Dividends.    If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

Liquidation and dissolution.    If we are liquidated or dissolve, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

Other rights and restrictions.    The outstanding shares of our common stock are validly issued, fully paid and nonassessable. Holders of our common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock that we may issue in the future. Our charter and amended and restated by-laws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

Listing.    Our common stock is listed on the NASDAQ Global Select Market under the symbol “LNCR”.

Transfer agent and registrar.    The transfer agent and registrar for our common stock is Computershare Investor Services.

Preferred stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time up to 5,000,000 shares of preferred stock, in one or more series. Each series of preferred stock shall have the number of shares, designations, powers, preferences, and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences and conversion rights.

Our stockholders have granted the board of directors authority to issue the preferred stock and to determine its rights and preferences in order to eliminate delays associated with a stockholder vote on specific issuances. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Certain effects of authorized but unissued stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, facilitating corporate acquisitions or paying a dividend on our capital stock.

The existence of unissued and unreserved shares of common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third party’s attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Delaware law and specified charter and by-law provisions

Business combinations.    We are subject to the provisions of section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.

Limitation of liability; indemnification.    Our charter contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty, acts or omissions that involve intentional misconduct or a knowing violation of law or transactions from which the director derived an improper personal benefit. This limitation of liability does not alter the liability of our directors and officers under federal securities laws. Furthermore, our amended and restated by-laws contain provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. These provisions do not limit or eliminate our right or the right of any of our stockholders to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his or her duty of care. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Stockholder action; special meeting of stockholders.    Our amended and restated by-laws provide that stockholders may take action at a duly called annual or special meeting of stockholders or by written consent. Our amended and restated by-laws further provide that special meetings of our stockholders may be called only by the chairman of the board of directors, by a majority of the board of directors, by our president, or by the stockholders holding of record at least 50% of the outstanding shares entitled to vote at such meeting.

Advance notice requirements for stockholder proposals and director nominations.    Our amended and restated by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must meet specified procedural requirements. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of the debentures and, with respect to Non-U.S. Holders (as defined below), of our common stock. This discussion applies only to holders that:

•

purchase debentures from a “selling securityholder” (described under “Selling Securityholders” below) pursuant to an offering of such debentures under this prospectus after the debentures are first registered with the Securities and Exchange Commission; and

•	hold the debentures and our common stock as capital assets.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers in securities;

•	persons holding the debentures or our common stock as part of a hedge, “straddle,” integrated transaction or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	tax exempt entities;

•	persons subject to the alternative minimum tax; or

•

Non-U.S. Holders (as defined below) that own, or are deemed to own, more than 5% of our common stock, persons that beneficially own more than 5% of the fair market value of the debentures, or holders that, on the date of acquisition of the debentures, own debentures with a fair market value of more than 5% of the fair market value of our common stock.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds debentures or our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and upon the activities of the partnership. Partnerships holding debentures or our common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the debentures or our common stock.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. Persons considering the purchase of debentures are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Classification of the Debentures

The debentures will be treated as indebtedness for U.S. federal income tax purposes. Under the indentures governing the debentures, we and every holder agree (in the absence of an administrative pronouncement or judicial ruling to the contrary), for U.S. federal income tax purposes, to treat the debentures as indebtedness that is subject to the Treasury regulations governing contingent payment debt instruments, which we refer to as the contingent debt regulations, as described below, and to be bound by our application of the contingent debt regulations to the debentures, including our determination of the rate at which interest will be deemed to accrue on the debentures, the related “projected payment schedule” determined by us as described below, and our treatment of the fair market value of any of our common stock (and any cash) received upon conversion of a debenture as a contingent payment.

Although we intend to treat the debentures as indebtedness for U.S. federal income tax purposes that is subject to the contingent debt regulations, certain aspects of the application of the contingent debt regulations are uncertain and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) with respect to the treatment of the debentures. The IRS has issued a revenue ruling with respect to instruments having certain features similar to the debentures. To the extent the ruling addresses the issue, this ruling supports certain aspects of the treatment described below. Notwithstanding the issuance of this ruling, the U.S. federal income tax consequences of the ownership and disposition of the debentures is uncertain. Accordingly, holders should be aware that a different treatment from that described below could affect the amount, timing, source and character of income, gain or loss with respect to an investment in the debentures. For example, a holder may be required to accrue interest income at a higher or lower rate, may not recognize income, gain or loss upon conversion of a debenture into our common stock, and may recognize capital gain or loss upon a taxable disposition of a debenture.

The remainder of this discussion assumes that our treatment of the debentures and our application of the contingent debt regulations to the debentures will be respected.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means, for U.S. federal income tax purposes, a beneficial owner of a debenture that is:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former individual citizens and residents of the United States.

Interest Accruals on the Debentures

Pursuant to the contingent debt regulations, U.S. Holders of the debentures will be required to accrue interest income on the debentures on a constant-yield basis, based on a comparable yield as described below (even if market conditions have changed since the original issue date of the debentures), regardless of whether such holders use the cash or accrual method of accounting for U.S. federal income tax purposes. As such, U.S. Holders generally will be required to include interest in income each year in excess of any stated interest payments (including any contingent interest payments) actually received in that year.

The contingent debt regulations provide that a U.S. Holder must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period that equals:

•

the product of (a) the adjusted issue price (as defined below) of the debentures as of the beginning of the accrual period and (b) the comparable yield (as defined below) of the debentures, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that the U.S. Holder held the debentures.

The “adjusted issue price” of a debenture is its issue price ($1,000 per $1,000 in principal amount) increased by the amount of interest income accrued since the original issue date, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below) made with respect to the debentures since the original issue date.

The term “comparable yield” as used in the contingent debt regulations means the annual yield we would pay, as of the original issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the debentures. We have determined that the comparable yield is a rate of 8.61% per annum, compounded semi-annually. The rules prescribed in the contingent debt regulations for calculating the comparable yield are not entirely clear. If our determination of the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially greater or less than the comparable yield determined by us.

The contingent debt regulations require that we provide to U.S. Holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the “projected payment schedule”) on the debentures. This schedule must produce a yield to maturity that equals the comparable yield. The projected payment schedule includes estimates for contingent interest payments and an estimate for a payment at maturity taking into account the conversion feature. In this regard, the fair market value of any of our common stock (and/or the amount of any cash) received by a U.S. Holder upon conversion will be treated as a contingent payment. U.S. Holders may obtain the projected payment schedule by submitting a written request for such information to us at: Lincare Holdings Inc., 19387 US 19 North, Clearwater, Florida 33764, Attention: Treasurer.

By purchasing the debentures, a U.S. Holder agrees in the indentures to be bound by our determination of the comparable yield and projected payment schedule and agrees to use the comparable yield and projected payment schedule in determining its interest accruals, and the adjustments thereto described below, in respect of the debentures for U.S. federal income tax purposes.

The comparable yield and the projected payment schedule are not used for any purpose other than to determine a U.S. Holder’s interest accruals and adjustments thereto in respect of the debentures for U.S. federal income tax purposes. They do not constitute a projection or representation by us regarding the actual amounts that will be paid on the debentures, or the value at any time of our common stock into which the debentures may be converted.

Adjustments to Interest Accruals on the Debentures

If, during any taxable year, a U.S. Holder of the debentures receives actual payments (including payments of additional interest as described in “Description of Debentures—Registration Rights”) with respect to such debentures that, in the aggregate, exceed the total amount of projected payments for that taxable year, such excess will be treated as a “net positive adjustment” under the contingent debt regulations. The U.S. Holder will treat a net positive adjustment as additional interest income in that taxable year.

If a U.S. Holder receives in a taxable year actual payments with respect to the debentures that, in the aggregate, are less than the amount of projected payments for that taxable year, the deficit will be treated as a “net negative adjustment” under the contingent debt regulations. This net negative adjustment will:

(a)	reduce the U.S. Holder’s interest income on the debentures for that taxable year;

(b)	to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. Holder’s interest income on the debentures during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments; and

(c)	to the extent of any excess after the application of (a) and (b), be carried forward as a negative adjustment to offset future interest income with respect to the debentures or to reduce the amount realized on a sale, exchange, conversion, redemption or repurchase of the debentures.

A net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.

Special rules will apply if the amount of a contingent payment on a debenture becomes fixed more than six months prior to the due date of the payment. Generally, in this case a U.S. holder would be required to make adjustments to account for the difference between the present value of the amount so treated as fixed and the present value of the projected payment. The present value of each amount is determined by discounting the amount from the date the payment is due to the date the payment becomes fixed, discounted at the comparable yield of the debenture. A U.S. Holder’s adjusted tax basis in the debenture would also be affected. U.S. Holders are urged to consult their tax advisors concerning the application of these special rules.

Purchase of Debentures at a Price Other Than the Adjusted Issue Price

If a U.S. Holder purchases a debenture for an amount that differs from the adjusted issue price of the debenture at the time of purchase, the U.S. Holder will be required to make additional positive or negative adjustments to interest accruals on the debenture equal to the difference between the purchase price of the debenture and its adjusted issue price at the time of purchase. If the purchase price of the debenture is less than its adjusted issue price at the time of purchase, a positive adjustment will result, and if the purchase price is greater than its adjusted issue price at the time of purchase, a negative adjustment will result. Such adjustment must be allocated between daily portions of accrued interest and projected payments on the debenture in the manner set forth in the next succeeding paragraph. Any adjustment allocated to a daily portion of accrued interest will be taken into account on the date such daily portion accrues. Any adjustment allocated to one or more projected payments will be taken into account when the relevant projected payment is made (or if the projected payment becomes fixed more than six months prior to the due date for payment, when such payment becomes fixed). Any such positive or negative adjustment will increase or decrease, respectively, the U.S. Holder’s adjusted tax basis in the debenture at the time such adjustment is required to be taken into account.

If the debenture is not treated as exchange listed property for U.S. federal income tax purposes, the U.S. Holder will be required to reasonably allocate the positive or negative adjustment (as the case may be) described above to daily portions of accrued interest (for example, to the extent the adjustment is attributable to a change in interest rates since the original issue date of the debentures) or projected payments (for example, to the extent the adjustment is attributable to a change in the expected amounts of contingent payments potentially payable in respect of the debenture, and not to a change in the interest rates) over the remaining term of the debenture. On the other hand, if the debenture is treated as exchange listed property for U.S. federal income tax purposes, the U.S. Holder generally would be permitted, but not required, to allocate such adjustment on a pro rata basis to the daily portions of accrued interest (as described under “—Interest Accruals on the Debentures” above) over the remaining term of the debenture. This pro rata allocation, however, would not be reasonable and thus would not be permitted to the extent that the allocation produces a deemed yield on the debenture that is less than the applicable federal rate of the debenture as of the purchase date (determined as if the remaining term of the debenture were the term of the debenture). The debenture will generally be treated as exchange listed property if it is listed on either a national securities exchange or an interdealer quotation system sponsored by a national securities association. Currently, the debentures are not considered to be exchange listed property.

U.S. Holders are urged to consult their tax advisors concerning the application of these rules.

Sale, Exchange, Conversion, Redemption or Repurchase of the Debentures

Generally the sale, exchange, conversion, redemption or repurchase of a debenture will result in taxable gain or loss to a U.S. Holder equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. Holder, including the fair market value of any of our common stock received, and (b) the U.S. Holder’s adjusted tax basis in the debenture. As discussed under “—Adjustments to Interest Accruals on the Debentures” above, to the extent that a U.S. Holder has any net negative adjustment carried forward, the U.S. Holder may use such net negative adjustment from a previous year to reduce the amount realized on the sale, exchange, conversion, redemption or repurchase of the debentures.

A U.S. Holder’s adjusted tax basis in a debenture generally will be equal to the U.S. Holder’s original purchase price for the debenture, increased by any interest income previously accrued by the U.S. Holder (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments scheduled to be made in respect of the debenture prior to such sale, exchange, conversion, redemption or repurchase under the projected payment schedule (without regard to the actual amount paid) and adjusted by the amount of additional positive or negative adjustments described above under “—Purchase of Debentures at a Price Other than the Adjusted Issue Price.”

Gain recognized by a U.S. Holder upon a sale, exchange, conversion, redemption or repurchase of a debenture generally will be treated as ordinary interest income. Any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the debenture, and thereafter capital loss (which will be long-term if the debenture has been held for more than one year). The deductibility of capital losses is subject to limitations. A U.S. Holder who sells the debentures at a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

A U.S. Holder’s tax basis in our common stock received upon conversion of a debenture will equal the then current fair market value of such common stock. The U.S. Holder’s holding period for the common stock received will commence on the day immediately following the date of conversion.

Constructive Distributions

The conversion rate of the debentures will be adjusted in certain circumstances. Under the Code and applicable Treasury regulations, adjustments that have the effect of increasing a U.S. Holder’s interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the U.S. Holder.

If at any time we make a distribution of cash or property to our stockholders that would be taxable to the stockholders as a dividend for U.S. federal income tax purposes and, in accordance with the anti-dilution provisions of the debentures, the conversion rate of the debentures is increased, such increase will be deemed to give rise to a distribution subject to U.S. federal income tax as a dividend to a U.S. Holder of a debenture, to the extent the amount of such distribution does not exceed our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), notwithstanding the fact that the U.S. Holder does not receive a cash payment.

If the conversion rate is increased at our discretion or in certain other circumstances (including an adjustment to the conversion rate in connection with a fundamental change as described in “Description of Debentures—Determination of Make Whole Premium”), depending on the circumstances, such increase also may be deemed to be the payment of a taxable dividend to U.S. Holders. However, an increase in the conversion rate in the event of stock dividends or distributions of rights to subscribe for shares of our common stock pursuant to a bona fide reasonable adjustment formula, as determined for U.S. federal income tax purposes, will generally not give rise to a taxable constructive dividend. In certain circumstances, the failure to make an adjustment of the conversion rate may result in a taxable distribution to holders of our common stock or holders of the debentures, if as a result of such failure the proportionate interest of the stockholders or the debenture holders (as the case may be) in our assets or earnings and profits is increased.

Any constructive distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the rules under the Code governing corporate distributions. However, it is unclear whether such deemed distribution would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or for the dividends-received deduction applicable to certain dividends paid to corporate holders. U.S. Holders should carefully review the conversion rate adjustment provisions and consult their own tax advisors with respect to the tax consequences of any such adjustment.

Assumption of our Obligations Following a Consolidation, Merger or Sale or Disposal of Assets

Following a consolidation or merger involving us or a transfer of all or substantially all of our assets, our obligations under the debentures and the applicable indenture may be assumed by a party to such consolidation, merger or asset transfer (see “Description of Debentures—Consolidation, Merger, Sale or Conveyance”). Such assumption of our obligations under the debentures and the applicable indenture may be a fully taxable event.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with the accrual of original issue discount and payments on the debentures and the receipt of the proceeds from a sale or other disposition of the debentures unless a U.S. Holder establishes an exemption from information reporting. A U.S. Holder will be subject to U.S. backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means, for U.S. federal income tax purposes, a beneficial owner of a debenture or our common stock that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

“Non-U.S. Holder” does not include a holder a who is an individual present in the United States for 183 days or more in the taxable year of disposition of the debentures or our common stock and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisors regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of the debentures or our common stock.

Non-U.S. Holders for whom income or gain in respect of the debentures or our common stock is effectively connected with a trade or business in the United States will be taxed as described below under “—Income Effectively Connected with a Trade or Business in the United States,” and the otherwise applicable discussion below under “—Payments on the Debentures,” “—Sale, Exchange or Other Disposition of the Debentures or Shares of Our Common Stock,” “—Dividends on our Common Stock,” and “—Constructive Dividends” will not apply to such income or gain.

Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and foreign tax consequences that may be relevant to them.

Payments on the Debentures

Subject to the discussion below concerning backup withholding, payments of principal and interest (including original issue discount and payment upon conversion) on the debentures by us or any paying agent to any Non-U.S. Holder will not be subject to U.S. federal income withholding tax, provided that:

•	the Non-U.S. Holder does not own, actually or constructively, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement

Interest and original issue discount on a debenture will not be exempt from withholding tax unless the beneficial owner of the debenture certifies on a properly executed IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a United States person.

Sale, Exchange or Other Disposition of the Debentures or Shares of Our Common Stock

Subject to the discussion below concerning backup withholding and provided, in the case of gain realized in respect of the debentures, the requirements described above under “—Payments on the Debentures” are met, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of the debentures or our common stock, unless we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation.

Dividends on Our Common Stock

Dividends paid to a Non-U.S. Holder of our common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN (or successor form) certifying its entitlement to benefits under a treaty.

Constructive Dividends

If a Non-U.S. Holder were deemed to have received a constructive dividend (see “—Tax Consequences to U.S. Holders—Constructive Distributions” above), the Non-U.S. Holder generally would be subject to withholding tax at a 30% rate, subject to reduction by an applicable tax treaty, on the taxable amount of the dividend. To claim the benefit of a tax treaty, a Non-U.S. Holder must comply with all certification requirements necessary to qualify for treaty benefits. In the case of any constructive dividend, it is possible that the U.S. federal income tax on this constructive dividend would be withheld from interest, shares of our common stock or sales proceeds paid or credited to a Non-U.S. Holder. A Non-U.S. Holder who is subject to withholding tax under such circumstances should consult its own tax advisors as to whether it can obtain a refund for all or a portion of the withholding tax.

Income Effectively Connected with a Trade or Business in the United States

Subject to the discussion below concerning backup withholding, if a Non-U.S. Holder of a debenture or our common stock is engaged in a trade or business in the United States, and if interest (including original issue discount) on the debenture or dividend paid (including any constructive dividend as described above under “—Tax Consequences to U.S. Holders—Constructive Distributions”) in respect of our common stock (as the case may be) is effectively connected with the conduct of this trade or business, the Non-U.S. Holder will be exempt from the withholding tax described above. To claim an exemption from withholding tax, the Non-U.S.

Holder will be required to provide us a properly executed IRS Form W-8ECI (or successor form) certifying that the interest on the debenture or dividend received (including any constructive dividend) in respect of our common stock is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. A non-U.S. corporation receiving effectively connected income may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Non-U.S. Holders for whom income or gain in respect of the debentures or our common stock (including interest and dividends) is effectively connected with a trade or business in the United States will generally be taxed with respect to such income or gain in the same manner as a U.S. Holder (see “—Tax Consequences to U.S. Holders” above), subject to an applicable income tax treaty providing otherwise. Such Non-U.S. Holders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of the debentures including the possible imposition of a 30% branch profits tax.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on the debentures and on our common stock. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the debentures or our common stock, and Non-U.S. Holders may be subject to U.S. backup withholding on payments on the debentures and on our common stock or on the proceeds from a sale or other disposition of the debentures or our common stock. Compliance with the certification procedures required to claim the exemption from withholding tax on interest (including original issue discount) described above will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The debentures may be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or by an individual retirement account or other plan subject to Section 4975 of the Code. A fiduciary of an employee benefit plan subject to ERISA must determine that the purchase and holding of debentures or the underlying shares, if any, is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code or any similar law, must also determine that its purchase and holding of debentures or the underlying shares, if any, does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or similar law. Each purchaser and transferee of debentures who is subject to ERISA and/or Section 4975 of the Code or a similar law will be deemed to have represented by its acquisition and holding of debentures and the underlying shares, if any, that its acquisition and holding of debentures and the underlying shares, if any, does not constitute or give rise to a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any similar law.

SELLING SECURITYHOLDERS

We originally issued the debentures to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Calyon Securities (USA) Inc., U.S. Bancorp Investments, Inc., Fifth Third Securities, Inc., Greenwich Capital Markets, Inc. and Wells Fargo Securities, LLC, as initial purchasers, in a transaction exempt from the registration requirements of the Securities Act. The initial purchasers immediately resold the debentures to persons they reasonably believed to be “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act in transactions exempt from the registration requirements of the Securities Act. Selling securityholders, including their transferees, pledgees or donees or their successors (all of whom may be selling securityholders), may from time to time offer and sell pursuant to this prospectus any or all of the debentures and any common stock issuable upon conversion thereof. When we refer to “selling securityholders” in this prospectus, we mean those persons listed in the table below, as well as their transferees, pledgees or donees or their successors.

The table below sets forth the name of each selling securityholder, the principal amount of debentures that such selling securityholder may offer pursuant to this prospectus and the number of shares of our common stock issuable upon conversion of the debentures that may be offered pursuant to this prospectus. The selling securityholders may offer all, some or none of the debentures or common stock into which the debentures are convertible, if and when converted. We have assumed for purposes of the table below that the selling securityholders will sell all of their Series A debentures, Series B debentures and common stock issuable upon conversion of the Series A debentures and Series B debentures pursuant to this prospectus and that any other shares of our common stock beneficially owned by the selling securityholders will continue to be beneficially owned by such selling securityholders. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their debentures or common stock since the date on which they provided the information regarding their debentures and common stock in transactions exempt from the registration requirements of the Securities Act. All of the debentures were “restricted securities” under the Securities Act prior to being registered under the Securities Act through the filing with the SEC of the registration statement of which this prospectus forms a part.

None of the selling securityholders or any of their affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with us or our affiliates during the past three years.

The information contained herein is based on information provided by or on behalf of the selling securityholders in a selling securityholder questionnaire and is as of the date specified by the selling securityholders in such questionnaires.

Information concerning the selling securityholders may change from time to time and any changed information will be set forth in supplements to this prospectus when and if necessary. In addition, the conversion rate and, therefore, the number of shares of common stock issuable upon conversion of the debentures, is subject to adjustment in certain circumstances.

Selling Securityholder(1)	Principal Amount of Series A Debentures Offered(2)	Principal Amount of Series B Debentures Offered(2)	Number of Shares of Common Stock Beneficially Owned(3)(4)		Number of Shares of Common Stock Being Offered(2)(3)	Number of Shares of Common Stock Beneficially Owned After the Offering(2)(5)
Admiral Flagship Master Fund, Ltd(6)	10,000,000	—	195,044		195,044	0
Alexandra Global Master Fund Ltd.(7)	7,500,000	—	146,283		146,283	0
Allstate Insurance Company(8)(9)	3,000,000	—	154,466		58,513	95,953
Aristeia International Limited(10)	6,517,000	19,132,000	500,268		500,268	0
Aristeia Partners LP(11)	733,000	2,118,000	55,607		55,607	0
Bear, Stearns & Co. Inc.(9)(12)	2,500,000	—	48,761		48,761	0
Canadian Imperial Holdings Inc(13)	20,000,000	20,000,000	780,176		780,176	0
CBARB(14)	5,000,000	500,000	107,274		107,274	0
Citadel Equity Fund, Ltd.(9)(15)	47,000,000	—	916,706		916,706	0
Citigroup Global Markets Inc.(9)	2,000,000	—	48,760	(16)	39,008	9,752	(16)
CMH Strategies	200,000	—	3,900		3,900	0
Continental Assurance Company on behalf of its Separate Account (E)(9)	250,000	250,000	9,752		9,752	0
DKR SoundShore Oasis Holding Fund Ltd.	15,000,000	—	292,566		292,566	0
Froley Revy Alternative Strategies(18)	750,000	—	14,628		14,628	0
Goldman Sachs & Co. Profit Sharing Master Trust(9)(19)	51,000	392,000	8,640		8,640	0
Harvest Capital LP(20)	—	543,000	10,590		10,590	0
Harvest Master Enhanced Ltd(20)	—	1,777,000	34,659		34,659	0
Harvest Offshore Investors Ltd.(20)	—	680,000	13,262		13,262	0
IIU Funds Ireland p.l.c.—IIU Convertible Fund	2,800,000	—	54,612		54,612	0
Institutional Benchmark Series-Ivan Segregated Account(9)(21)	1,800,000	—	35,107		35,107	0
Inflective Convertible Opportunity Fund I, Limited(9)(21)	4,500,000	—	87,769		87,769	0
Inflective Convertible Opportunity Fund I, L.P. (9)(21)	1,900,000	—	37,058		37,058	0
Investcorp Silverback Arbitrage Master Fund Ltd(22)	6,500,000	1,500,000	156,035		156,035	0
KBC Financial Products USA Inc.(9)(23)	4,400,000	6,250,000	207,721		207,721	0
Lyxor/Inflective Convertible Opportunity Fund(9)(21)	8,000,000	—	156,035		156,035	0
Magnetar Capital Master Fund, Ltd(24)	5,500,000	8,000,000	263,309		263,309	0
Natixis Financial Products Inc.(9)	10,000,000	—	195,044		195,044	0
O’Connor Global Convertible Arbitrage Master Limited(25)	9,500,000	—	185,291		185,291	0
O’Connor Global Convertible Arbitrage II Master Limited(25)	500,000	—	9,752		9,752	0
Oz Special Funding (OZMD) LP(19)	3,949,000	30,358,000	669,137		669,137	0
Polygon Global Opportunities Master Fund	3,000,000	3,000,000	117,026		117,026	0
S.A.C. Arbitrage Fund, LLC(26)	10,000,000	10,000,000	1,365,166	(17)	390,088	975,078	(17)
Steelhead Pathfinder Master, LP(27)	250,000	250,000	9,752		9,752	0
Sterling Investment Co.	650,000	—	12,677		12,677	0
Vicis Capital Master Fund(28)	9,000,000	9,000,000	351,079		351,079	0
Waterstone Market Neutral Mac51 Fund, Ltd.(29)	—	9,141,000	306,399	(17)	178,289	128,110	(17)
Waterstone Market Neutral Master Fund, Ltd.(29)	—	15,009,000	517,721	(17)	292,741	224,980	(17)
Wells Fargo & Company(9)	13,000,000	8,000,000	409,592		409,592	0
All other holders of debentures or future transferees from any holder(30)(31)	59,250,000	129,100,000	3,673,669		3,673,669	0
Total:	275,000,000	275,000,000	12,161,293		10,727,420	1,437,560

(footnotes on following page)

(1)	Information regarding the selling securityholders may change from time to time. Any such changed information will be set forth in supplements to this prospectus or in one or more reports filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if required. Information about other selling securityholders, except for any future transferees, pledgees, donees and successors of the securityholders named in the table above, will be set forth, if required, in additional supplements to the prospectus or in one or more reports filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act.
(2)	Assumes the offer and sale of all debentures and shares of common stock issuable upon conversion of the debentures, although selling securityholders are not obligated to sell any debentures or shares of common stock.
(3)	Assumes for each $1,000 principal amount of debentures the initial base conversion rate of 19.5044 shares of common stock. This conversion rate is subject to certain anti-dilution and similar adjustments described herein. As a result, the number of shares of common stock issuable upon conversion of the debentures may increase or decrease in the future. Excludes shares of common stock that may be issued by us upon the conversion of the debentures as described under “Description of Debentures—Determination of Make Whole Premium.” In addition, excludes fractional shares. Holders will receive a cash adjustment for any fractional share amount resulting from the conversion of the debentures, as described under “Description of Debentures—Conversion Rights—General.”
(4)	In addition to the number shares of common stock issuable upon conversion of the debentures as described in note (3), also includes shares of common stock and securities convertible into shares of common stock identified to us by the selling securityholder in a selling securityholder questionnaire as owned by it.
(5)	Based on 74,193,793 shares of common stock outstanding as of December 31, 2007, no identified selling securityholder other than S.A.C. Arbitrage Fund, LLC would own 1% or more of our common stock after the offering and sale of all shares issuable upon conversion of the debentures.
(6)	William Ellsworth may be deemed to exercise voting power or investment control over the securities stated as beneficially owned by this selling securityholder.
(7)	Mikhail Filimonov may be deemed to exercise voting power or investment control over the securities stated as beneficially owned by this selling securityholder.
(8)	Allstate Insurance Company is controlled by The Allstate Corporation. Includes 95,953 shares of common stock beneficially owned by Allstate Insurance Company and affiliates of The Allstate Corporation.
(9)	This selling securityholder is, or is an affiliate of, a registered broker-dealer. Each selling securityholder that is a registered broker-dealer or affiliated with a registered broker-dealer has represented to us that the debentures and underlying shares of common stock held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute the debentures held by it or the common stock issuable upon conversion of the debentures held by it.
(10)	Aristeia Capital LLC is the investment manager for this selling securityholder. Aristeia Capital LLC is jointly owned by Kevin Toner, Robert H. Lynch Jr., Anthony Frascella and William R. Techer and they therefore may be deemed to exercise voting power or investment control over the securities stated as beneficially owned by this selling securityholder.
(11)	Aristeia Advisers LLC is the general partner of this selling securityholder. Aristeia Advisers LLC is jointly owned by Kevin Toner, Robert H. Lynch Jr., Anthony Frascella and William R. Techer and they may be deemed to exercise voting power or investment control over the securities stated as beneficially owned by this selling securityholder.
(12)	In June 2007, Bear Stearns was designated by the International Stock Exchange as a specialist in Lincare’s common stock. No other Bear Stearns affiliate or employee of Bear Stearns has disclosed any material relationship, outside business interest or investment or any conflict of interest, as defined in Rule 2720 of the NASD Conduct Rules with Lincare in the last three years.
(13)	Joseph Venn, Sybi Czeneszew and Andrew Henry may be deemed to exercise voting power or investment control over the securities stated as beneficially owned by this selling securityholder.
(14)	CBARB is a segregated account of Geode Capital Master Fund Ltd., which is an open-ended exempted mutual fund company registered as a segregated accounts company under the laws of Bermuda. Phil Dumas and Bob Min may be deemed to exercise voting power or investment control over the securities stated as beneficially owned by this selling securityholder.
(15)	Citadel Limited Partnership (“CLP”) is the trading manager of Citadel Equity Fund Ltd. and consequently has investment discretion over securities held by Citadel Equity Fund Ltd. Citadel Investment Group, L.L.C. (“CIG”) controls CLP. Kenneth C. Griffin controls CIG and therefore has ultimate investment discretion over securities held by Citadel Equity Fund Ltd. CLP, CIG and Mr. Griffin each disclaim beneficial ownership of the shares held by Citadel Equity Fund Ltd.
(16)	Includes the number of shares the selling securityholder would be entitled to upon conversion of the Series B debentures it holds that are not reflected in the table above.
(17)	Includes the number of shares the selling securityholder would be entitled to upon conversion of 2003 Notes it holds based on a conversion rate of 18.7515 shares of common stock per $1,000 principal amount of 2003 Notes. The conversion rate for the 2003 Notes is subject to adjustment upon certain events.
(18)	Ann Houlihan may be deemed to exercise voting power or investment control over the securities stated as beneficially owned by this selling securityholder.
(19)	Daniel S. Och, as Chief Executive Officer of Oz Management, LP, the investment manager to this selling securityholder, may be deemed to exercise voting power or investment control over the securities stated as beneficially owned by this selling securityholder.
(20)	Marjorie G. Kellner may be deemed to exercise voting power or investment control over the securities stated as beneficially owned by this selling securityholder.
(21)	Thomas J. Ray may be deemed to exercise voting power or investment control over the securities stated as beneficially owned by this selling securityholder.
(22)	Elliot Bossen may be deemed to exercise voting power or investment control over the securities stated as beneficially owned by this selling securityholder.

(footnotes continued on following page)

(23)	These securities are under the total control of KBC Financial Products USA Inc. KBC Financial Products USA Inc. is a direct wholly-owned subsidiary of KBC Financial Holdings, Inc., which in turn is a direct wholly-owned subsidiary of KBC Bank N.V., which in turn is a direct wholly-owned subsidiary of KBC Group N.V., a publicly traded entity.
(24)	Magnetar Financial LLC is the investment advisor of Magnetar Capital Master Fund, Ltd (“Magnetar Master Fund”) and consequently has voting control and investment discretion over securities held by Magnetar Master Fund. Magnetar Financial LLC disclaims beneficial ownership of the shares held by Magnetar Master Fund. Alec Litowitz has voting control over Supernova Management LLC, the general partner of Magnetar Capital Partners LP, the sole managing member of Magnetar Financial LLC. As a result, Mr. Litowitz may be considered the beneficial owner of any shares deemed to be beneficially owned by Magnetar Financial LLC. Mr. Litowitz disclaims beneficial ownership of these shares.
(25)	The selling securityholder is a fund which cedes investment control to UBS O’Connor LLC (the “Investment Manager”). The Investment Manager makes all the investment/voting decisions. The Investment Manager is a wholly owned subsidiary of UBS AG which is listed and traded on the New York Stock Exchange.
(26)	Pursuant to investment agreements, S.A.C. Capital Advisors, LLC, a Delaware limited liability company (“SAC Capital Advisors”) and S.A.C. Capital Management, LLC, a Delaware limited liability company (“SAC Capital Management”) share all investment and voting power with respect to the securities held by S.A.C. Arbitrage Fund, LLC. Mr. Steven A. Cohen controls both SAC Capital Advisors and SAC Capital Management. Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaims beneficial ownership of any of the securities offered by this selling securityholder.
(27)	J. Michael Johnston and Brian K. Klein may be deemed to exercise voting power or investment control over the securities stated as beneficially owned by this selling securityholder.
(28)	Vicis Capital LLC is the investment manager of this selling securityholder. Shad Stastney, John Succo and Sky Lucas control Vicis Capital LLC and therefore may be deemed to exercise voting power or investment control over the securities stated as beneficially owned by this selling securityholder. Each of Shad Stastney, John Succo and Sky Lucas disclaim beneficial ownership of any of the securities offered by this selling securityholder.
(29)	Shawn Bergerson may be deemed to exercise voting power or investment control over the securities stated as beneficially owned by this selling securityholder.
(30)	These holders represent the remaining selling securityholders. We are unable to provide the names of these selling securityholders because such selling securityholders have not yet provided us with the information necessary to name them in this prospectus. Information concerning other selling securityholders will be set forth, if required, in additional supplements to the prospectus or in one or more reports filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act.
(31)	Assumes that any other holders of debentures or any future transferees, pledgees, donees or successors of or from any such other holders of the debentures do not beneficially own any common stock other than common stock into which the debentures are convertible at the initial base conversion rate of 19.5044 shares of common stock per $1,000 principal amount of debentures.

PLAN OF DISTRIBUTION

We are registering the debentures and the common stock issuable upon conversion thereof covered by this prospectus to permit holders to conduct public secondary trading of these securities from time to time after the date of this prospectus.

The selling securityholders, including their transferees, pledgees or donees or their successors (all of whom may be selling securityholders), may sell the debentures and any common stock into which the debentures are convertible directly to purchasers or through underwriters, broker-dealers or agents, any of which may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the debentures and the common stock issuable upon conversion thereof. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The debentures and any common stock issuable upon conversion thereof may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These prices will be determined by the selling securityholders or by agreement between such selling securityholders and underwriters, broker-dealers or agents. The aggregate proceeds to the selling securityholders from the sale of the debentures or common stock offered by them will be the purchase price of the debentures or common stock less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of debentures or common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The sales described in the preceding paragraph may be effected in transactions:

•	on any national securities exchange or quotation service on which the debentures or the common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market; or

•	otherwise than on such exchanges or services or in the over-the-counter market.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sale of the debentures and any common stock issuable upon conversion thereof or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the debentures or any common stock issuable upon conversion thereof to close out their short positions, or loan or pledge the debentures or any common stock issuable upon conversion thereof to broker-dealers which in turn may sell these securities.

Our outstanding common stock is listed for trading on the NASDAQ Global Select Market under the symbol “LNCR.” Since their issuance, the debentures have been eligible for trading in PORTAL. However, upon their registration, the debentures cease to be eligible for trading in PORTAL. We have no plans to list the debentures on any national securities exchange or to include the debentures in any automated quotation system upon their registration and can give no assurance regarding the development of any trading market for the debentures. See “Risk Factors—Risks Related to the Debentures—An active trading market for the debentures may not develop, and the absence of an active trading market and other factors may adversely impact the price of the debentures.”

In order to comply with the securities laws of some states, if applicable, the debentures and any common stock issuable upon conversion thereof may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the debentures and any common stock issuable upon conversion thereof may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the debentures and any common stock issuable upon conversion thereof may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the debentures or the shares of common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to statutory liabilities, including, but not limited to, liability under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. The selling securityholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the debentures and any common stock issuable upon conversion thereof. Selling securityholders may ultimately not sell a portion or all of the debentures and shares of common stock offered by them under this prospectus. In addition, we cannot assure you that a selling securityholder will not transfer, devise or gift the debentures and the shares of common stock by other means not described in this prospectus. Furthermore, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A under the Securities Act rather than pursuant to this prospectus.

To the extent required, the specific debentures or common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or in one or more reports filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part.

We originally issued the debentures to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Calyon Securities (USA) Inc., U.S. Bancorp Investments, Inc., Fifth Third Securities, Inc., Greenwich Capital Markets, Inc. and Wells Fargo Securities, LLC, as initial purchasers, in a transaction exempt from the registration requirements of the Securities Act. The initial purchasers immediately resold the debentures to persons they reasonably believed to be “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act in transactions exempt from the registration requirements of the Securities Act. We entered into a registration rights agreement with the initial purchasers for the benefit of holders of the debentures to register the debentures and common stock issuable upon conversion thereof under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreement provides for cross-indemnification of the selling securityholders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the debentures and any common stock issuable upon conversion thereof, including liabilities under the Securities Act. We have agreed, among other things, to pay all expenses relating to the shelf registration statement of which this prospectus forms a part.

Under the registration rights agreement, we are obligated to use our reasonable best efforts to keep the registration statement of which this prospectus forms a part effective until the earliest of:

•	the sale pursuant to the shelf registration statement of all of the debentures and all of the shares of common stock issuable upon conversion of the debentures

•

the date when holders, other than holders that are our “affiliates” (as defined in Rule 405 under the Securities Act), of the debentures and the common stock issuable upon conversion of the debentures are able to sell all such securities immediately without restriction pursuant to the provisions of Rule 144 under the Securities Act or any successor rule thereto or otherwise; and

•	October 31, 2009.

Our obligation to keep the registration statement of which this prospectus forms a part effective is subject to specified permitted exceptions set forth in the registration rights agreement. In the event an exception applies or is available, we may prohibit offers and sales of the debentures and shares of common stock pursuant to this registration statement of which this prospectus forms a part. In addition, we may suspend the use of this prospectus for a period not to exceed 45 days in any three-month period and not to exceed an aggregate of 120 days in any twelve-month period if our management determines in good faith that because of valid business reasons, including without limitation proposed or pending corporate developments and similar events or because of filings with the SEC, it is in our best interests to suspend such use. Prior to suspending such use, we must provide the holders of our debentures with written notice of such suspension and each such holder must keep confidential any communications received from us regarding the suspension of the use of this prospectus, except as required by applicable law.

LEGAL MATTERS

The validity of the debentures offered hereby and the common stock issuable upon conversion of the debentures has been passed upon for us by Davis Polk & Wardwell, New York, New York. Certain United States federal tax matters, to the extent such statements constitute a summary of matters of law, have been passed upon by Davis Polk & Wardwell, New York, New York.

EXPERTS

The consolidated financial statements and schedule of Lincare Holdings, Inc. as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference herein and in the registration statement of which this prospectus forms a part in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing in our 2006 annual report on Form 10-K incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2006 consolidated financial statements contains explanatory paragraphs that state that effective January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment and Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.

The audit report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, expresses an opinion that the we did not maintain effective internal control over financial reporting as of December 31, 2006 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that we did not have sufficient accounting personnel with adequate technical expertise to appropriately evaluate the application of new accounting standards.

The report dated March 1, 2007, on management’s assessment of the effectiveness of internal control over financial reporting of Lincare Holdings Inc. and the effectiveness of internal control over financial reporting as of December 31, 2006, contains an explanatory paragraph that states management’s assessment of and conclusion on the effectiveness of internal control over financial reporting excluded the internal controls of the business acquired from Pediatric Services of America, Inc., which is included in the 2006 consolidated financial statements and constituted less than 2% of total assets as of December 31, 2006 and less than 1 % of total revenues and net earnings for the year then ended. The audit of internal control over financial reporting also excluded an evaluation of the internal control over financial reporting of the business referred to above.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement of which this prospectus forms a part on Form S-3 under the Securities Act relating to the debentures and common stock issuable upon conversion of the debentures. This prospectus does not contain all of the information contained, or incorporated by reference, in the registration statement, including the exhibits thereto. For further information about us, the debentures and the common stock, please see the registration statement, including the exhibits thereto. Summaries in this prospectus of the contents of any agreement or other document filed, or incorporated by reference, as an exhibit to this registration statement are not necessarily complete. In each instance, please refer to the copy of the agreement or other document filed, or incorporated by reference, as an exhibit to the registration statement.

We are subject to the periodic reporting and other information requirements of the Securities Exchange Act of 1934, as amended. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. Lincare’s SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov.

In addition, we will deliver to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus at no cost by writing or telephoning us at:

Lincare Holdings Inc.

19387 US 19 North

Clearwater, FL 33764

Attention: Chief Financial Officer

(727) 530-7700

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the SEC are incorporated herein by reference. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document. Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated in this prospectus modifies or replaces such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future filings made by the Company with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until after the date of the initial filing of the registration statement of which this prospectus forms a part and before the filing of a post-effective amendment to that registration statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold; provided, however, that we are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) of Form 8-K:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2006;

•	our quarterly report on Form 10-Q for the quarterly period ended September 30, 2007;

•	our quarterly report on Form 10-Q for the quarterly period ended June 30, 2007;

•	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2007;

•	our proxy statement on Schedule 14A, filed on April 5, 2007 (those sections incorporated by reference into our annual report on Form 10-K);

•	our current reports on Form 8-K filed on January 29, 2007, October 24, 2007, October 26, 2007, November 6, 2007, November 26, 2007 and January 3, 2008; and

•	our registration statement on Form 8-A, filed on March 18, 1992.

Lincare Holdings Inc.

2.75% Convertible Senior Debentures due 2037—Series A

2.75% Convertible Senior Debentures due 2037—Series B

PROSPECTUS

January 28, 2008

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses to be incurred by the Registrant in connection with the offering described in this registration statement. The Registrant is paying all of the selling securityholders’ expenses related to this offering, except that the selling securityholders will pay any applicable underwriting discounts or commissions or broker’s or agent’s commissions and expenses. All amounts are estimated except for the SEC registration fee.

Securities and Exchange Commission registration fee	$21,615
Legal fees and expenses	30,000
Accounting fees and expenses	10,000
Printing and engraving fees	10,000
Trustee’s fees and expenses	3,500
Miscellaneous	10,000

Total	$85,115

Item 15.	Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any authorization of the payment of a dividend or approval of a stock repurchase in violation of Delaware corporate law or for any transaction from which the director derived an improper personal benefit. The Registrant has included such provisions in its Certificate of Incorporation.

Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

The bylaws of the Registrant provide for indemnification of the officers and directors to the full extent permitted by applicable law. The Registrant has purchased directors’ and officers’ liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 16.	Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit No.	Document Description
4.1	Amended and Restated Certificate of Incorporation of Lincare Holdings Inc., as amended and restated as of May 14, 1998 (incorporated by reference to Exhibit 3.1 to Lincare Holdings Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998)

4.2	Amended and Restated Bylaws of Lincare Holdings Inc., as amended and restated as of November 20, 2007 (incorporated by reference to Exhibit 3.1 of the Lincare Holdings Inc.’s Current Report on Form 8-K dated November 26, 2007)

4.3	Indenture dated October 31, 2007 between Lincare Holdings Inc. and U.S. Bank National Association, as trustee, with respect to the 2.75% Convertible Senior Debentures due 2037—Series A (including form of 2.75% Convertible Senior Debentures due 2037—Series A) (incorporated by reference to Exhibit 4.1 to Lincare Holdings Inc.’s Current Report on Form 8-K dated November 6, 2007)

4.4	Indenture dated October 31, 2007 between Lincare Holdings Inc. and U.S. Bank National Association, as trustee, with respect to the 2.75% Convertible Senior Debentures due 2037—Series B (including form of 2.75% Convertible Senior Debentures due 2037—Series B) (incorporated by reference to Exhibit 4.2 to Lincare Holdings Inc.’s Current Report on Form 8-K dated November 6, 2007)

4.5	Registration Rights Agreement dated October 31, 2007 between Lincare Holdings Inc. and the Initial Purchasers (incorporated by reference to Exhibit 4.3 to Lincare Holdings Inc.’s Current Report on Form 8-K dated November 6, 2007)

5.1	Opinion of Davis Polk & Wardwell

8.1	Opinion of Davis Polk & Wardwell (included in Exhibit 5.1)

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature pages to this registration statement)

25.1	Statement of Eligibility of Trustee on Form T-1

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, Florida, on this 28th day of January, 2008.

LINCARE HOLDINGS INC.

By:	/s/ PAUL G. GABOS
Paul G. Gabos
Chief Financial Officer

Each person whose signature appears below appoints John P. Byrnes and Paul G. Gabos as such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities including in his capacity as a director and/or officer of Lincare Holdings Inc. or any subsidiary, to execute and to file any pre-effective or post-effective amendments to this Registration Statement and any subsequent registration statement for the same offering that may be filed under Rule 462(b) that any such attorneys shall deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with the Registration Statement, which amendments may make such changes in such Registration Statement as the above-named attorneys deem appropriate, and to comply with the undertakings of the Registrant made in connection with the Registration Statement; and each of the undersigned hereby ratifies all that said attorneys shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOHN P. BYRNES John P. Byrnes (Principal Executive Officer)	Chairman of the Board and Chief Executive Officer	January 28, 2008

/s/ PAUL G. GABOS Paul G. Gabos (Principal Financial and Accounting Officer)	Chief Financial Officer, Treasurer and Secretary	January 28, 2008

/s/ CHESTER B. BLACK Chester B. Black	Director	January 28, 2008

/s/ WILLIAM F. MILLER, III William F. Miller, III	Director	January 28, 2008

/s/ FRANK D. BYRNE, M.D. Frank D. Byrne, M.D.	Director	January 28, 2008

/s/ STUART H. ALTMAN Stuart H. Altman	Director	January 28, 2008

EXHIBIT INDEX

Exhibit No.	Document Description
4.1	Amended and Restated Certificate of Incorporation of Lincare Holdings Inc., as amended and restated as of May 14, 1998 (incorporated by reference to Exhibit 3.1 to Lincare Holdings Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998)

4.2	Amended and Restated Bylaws of Lincare Holdings Inc., as amended and restated as of November 20, 2007 (incorporated by reference to Exhibit 3.1 of the Lincare Holdings Inc.’s Current Report on Form 8-K dated November 26, 2007)

4.3	Indenture dated October 31, 2007 between Lincare Holdings Inc. and U.S. Bank National Association, as trustee, with respect to the 2.75% Convertible Senior Debentures due 2037—Series A (including form of 2.75% Convertible Senior Debentures due 2037—Series A) (incorporated by reference to Exhibit 4.1 to Lincare Holdings Inc.’s Current Report on Form 8-K dated November 6, 2007)

4.4	Indenture dated October 31, 2007 between Lincare Holdings Inc. and U.S. Bank National Association, as trustee, with respect to the 2.75% Convertible Senior Debentures due 2037—Series B (including form of 2.75% Convertible Senior Debentures due 2037—Series B) (incorporated by reference to Exhibit 4.2 to Lincare Holdings Inc.’s Current Report on Form 8-K dated November 6, 2007)

4.5	Registration Rights Agreement dated October 31, 2007 between Lincare Holdings Inc. and the Initial Purchasers (incorporated by reference to Exhibit 4.3 to Lincare Holdings Inc.’s Current Report on Form 8-K dated November 6, 2007)

5.1	Opinion of Davis Polk & Wardwell

8.1	Opinion of Davis Polk & Wardwell (included in Exhibit 5.1)

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature pages to this registration statement)

25.1	Statement of Eligibility of Trustee on Form T-1